SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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SIGA Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SIGA Technologies, Inc.
35 East 62nd Street
New York, New York 10065
(212) 672-9100

April 27, 2012

Dear Stockholder:

     You are cordially invited to attend our 2012 Annual Meeting of Stockholders on May 23, 2012, at 10:00 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036. On the following pages you will find the formal notice of the annual meeting and proxy statement.

     To ensure that you are represented at the Annual Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and please complete, date, sign and return the enclosed proxy card promptly.

     I hope that you will attend the meeting and I look forward to seeing you there.

Sincerely,

Eric A. Rose, M.D.
Chief Executive Officer
and Chairman of the Board

SIGA Technologies, Inc.
35 East 62nd Street
New York, New York 10065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2012

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of SIGA Technologies, Inc. (“SIGA”), a Delaware corporation, will be held on Wednesday, May 23, 2012, at 10:00 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, and at any adjournment.

     At the Annual Meeting, SIGA’s stockholders will be voting on proposals to do the following:

1.	To elect eleven directors to the Board of Directors of SIGA;

2.	To approve an amendment to the SIGA 2010 Stock Incentive Plan (as amended and restated, effective April 25, 2012) (the “2010 Plan”) to increase the maximum number of shares of common stock available for issuance under the 2010 Plan from 2,000,000 to 4,500,000;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2012; and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

     Stockholders of record at the close of business on March 30, 2012 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at the Annual Meeting and for any purpose properly related to the Annual Meeting, during the ten days prior to the Annual Meeting, at SIGA’s office, during ordinary business hours.

     All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

     Directions to the offices of Kramer Levin Naftalis & Frankel LLP are included on the outside back cover of the Proxy Statement for the Annual Meeting.

YOUR VOTE IS IMPORTANT.

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE
ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN
IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Daniel J. Luckshire
Secretary

New York, New York
April 27, 2012

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on May 23, 2012.

The Proxy Statement and 2011 Annual Report on Form 10-K are
available in the “Investor Relations” section of our website at www.siga.com

SIGA Technologies, Inc.
35 East 62nd Street
New York, New York 10065
(212) 672-9100

———————

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 23, 2012

———————

     This proxy statement is furnished to stockholders of SIGA Technologies, Inc. (“SIGA”, the “Company” or “we”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of SIGA (the “Board of Directors”) for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, on Wednesday, May 23, 2012, at 10:00 a.m. (local time), and at any adjournment or postponement thereof.

     This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 27, 2012.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

     The Board of Directors has fixed the close of business on March 30, 2012 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of the Record Date, SIGA had issued and outstanding 51,638,352 shares of common stock, par value $.0001 per share (“Common Stock”).

Voting at the Annual Meeting

     Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders. Cumulative voting by stockholders is not permitted.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions will be counted as shares present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners of such shares. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. Broker “non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Brokers have discretionary authority to vote under the rules governing brokers to vote without instructions from the beneficial owner on certain “routine” items, such as the ratification of the appointment of the independent registered public accounting firm (Proposal No. 3) and, accordingly, your shares may be voted by your broker on Proposal No. 3. However, brokers do not have discretionary authority to vote on the other proposals included herein. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker.

     For the election of directors, a plurality of the votes cast is required. Abstentions and broker “non-votes” are not considered to have been voted for the purpose of the election of directors.

     For the approval of the amendment to the 2010 Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2012, the affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting is required. Abstentions and broker “non-votes” are not considered to have been voted on this proposal. Brokers and other nominees continue to have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of the independent auditor and, accordingly, your shares may be voted by your broker on this proposal.

Dissenters’ Rights

     Proposals 1, 2 and 3 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

Revocability and Voting of Proxies

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

1.	writing a letter delivered to Daniel J. Luckshire, Secretary of SIGA, stating that the proxy is revoked;

2.	submitting another proxy with a later date; or

3.	attending the Annual Meeting and voting in person.

     Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

     Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of SIGA’s nominees as a director; (ii) FOR the approval of the amendment to the 2010 Plan to increase the maximum number of shares of Common Stock available for issuance under the 2010 Plan from 2,000,000 shares to 4,500,000 shares; (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2012; and (iv) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. SIGA does not presently anticipate that any other business will be presented for action at the Annual Meeting.

Solicitation

     SIGA will pay the costs of soliciting proxies. SIGA may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies by telephone, facsimile or other means or in person. They will not receive any additional payments for the solicitation.

PROPOSAL No. 1

ELECTION OF DIRECTORS

     Eleven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the eleven persons named in the table below as directors of SIGA. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF DR. ROSE, MR. ANTAL, MR. BAYER, MR. BEVINS, MR. CONSTANCE, MR. MARSHALL, MR. SAVAS, MR. SLOVIN, MR. STERN, MS. TOWNSEND AND DR. WEINER AS DIRECTORS (ITEM 1 OF THE ENCLOSED PROXY CARD).

Director Nominee Information

     The following table sets forth biographical information of each director nominee, including their ages, data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors:

Name	Age	Position
Eric A. Rose, M.D.	61	Chairman of the Board and Chief Executive Officer
James J. Antal*	61	Director
Michael J. Bayer*	64	Director
William C. Bevins*	65	Director
Thomas E. Constance*	75	Director
Joseph W. Marshall, III*	59	Director
Paul G. Savas*	49	Director
Bruce Slovin*	76	Director
Andrew Stern*	61	Director
Frances Fragos Townsend*	50	Director
Michael A. Weiner, M.D.*	65	Director

     *       Determined by the Board of Directors to be independent pursuant to Rule 5605 of the NASDAQ Marketplace Rules.

     Eric A. Rose, M.D. was elected Chairman of the Board of Directors on January 25, 2007, and, on March 1, 2007, became the Company’s Chief Executive Officer. Dr. Rose has served as a director of SIGA since April 19, 2001 and served as Interim Chief Executive Officer of SIGA during April-June 2001. In April 2008, Dr. Rose assumed the chairmanship of the Department of Health Policy at Mount Sinai School of Medicine. From 1994 through 2007, Dr. Rose served as Chairman of the Department of Surgery and Surgeon-in-Chief of the Columbia Presbyterian Center of New York Presbyterian Hospital. Dr. Rose is a former director of Abiomed, Inc., PharmaCore, Inc., TransTech Pharma, Inc., Nephros, Inc., Keryx Biopharmaceuticals, Inc. and Nexell Therapeutics Inc. Dr. Rose is a graduate of both Columbia College and Columbia University College of Physicians & Surgeons. In addition to his roles at SIGA, Dr. Rose holds a position as Executive Vice President – Life Sciences at MacAndrews & Forbes Holdings Inc. (“MacAndrews Holdings”), an affiliate of a SIGA shareholder. Dr. Rose’s experience and training as a practicing physician and a nationally recognized cardiothoracic surgeon enables him to bring valuable insight to the Board of Directors, including through his understanding of the scientific aspects of our business and the ability to assist in prioritizing opportunities for drug development. In addition, Dr. Rose managed a large research portfolio and an extensive research and education budget at the Columbia Presbyterian Center, giving him a critical perspective on drug discovery and development and the issues facing pharmaceutical and biotechnology companies.

     James J. Antal has served as a director of SIGA since November 2004. Mr. Antal has been an active consultant and founding investor in several Southern California based emerging companies since his retirement from Experian in 2002. He has served as Chief Financial Advisor to Black Mountain Gold Coffee Co. (2003-2005), and as Chief Financial Officer of Pathway Data, Inc. (2005 to 2009). Mr. Antal joined the board of directors and serves as the chairman of the audit committee for Cleveland Bio Labs, effective upon the completion of its initial public offering in July 2006. Mr. Antal was the Chief Financial Officer and Chief Investment Officer from 1996 to 2002 for Experian, a $1.6 billion global information services subsidiary of UK-based GUS plc. Prior to the GUS acquisition of Experian (the former TRW Inc. Information Systems and Services businesses), Mr. Antal held various finance positions with TRW from 1978 to 1996, including Senior Vice President of Finance for TRW Information Systems and Services and TRW Inc. and Corporate Director of Financial Reporting and Accounting. He earned his undergraduate degree in accounting from The Ohio State University in 1973, and became a certified public accountant (Ohio) in 1974. He engaged in active practice as a CPA with Ernst & Ernst until 1978. Mr. Antal has served as a director of First American Real Estate Solutions, an Experian joint venture with First American Financial Corp. Mr. Antal has many years of valuable business, leadership and management experience that provides him with insight into many aspects of SIGA’s business, including an understanding of corporate finance, financial statements, accounting matters and capital markets. Mr. Antal also brings financial experience to the Board of Directors through his 32-year career as an entrepreneur, his various financial positions at other public companies and through his service as chairman of the audit committee for Cleveland Bio Labs.

     Michael J. Bayer has served as a director of SIGA since October 2008. Mr. Bayer has been a private consultant in the energy and national security sectors since 1992. Mr. Bayer is the President and Chief Executive Officer of Dumbarton Strategies LLC, an energy and national security consulting firm. He is the former Chairman of the U.S. Department of Defense’s Business Board and serves as a member of the Sandia National Laboratory’s National Security Advisory Panel, the U.S. Department of Defense’s Science Board and the Chief of Naval Operations’ Executive Panel. Mr. Bayer is a former director of Willbros Group, Inc., Dyncorp International, Stratos Global Corporation, Duratek, Inc. and Athena Inc. Mr. Bayer brings many years of experience in the defense industry to the Board of Directors, which positions him to provide oversight for our Company in a highly regulated industry and to provide guidance in government relations, particularly with the Department of Defense and other government agencies. Mr. Bayer also brings substantial corporate governance and compliance oversight expertise through his previous service on the audit committee and nominating and corporate governance committee of Dyncorp International and through his prior service as the chair of the governance and nominating committee of Willbros Group.

     William C. Bevins has served as a director of SIGA since March 2011. Mr. Bevins was President and Chief Executive Officer of Panavision Inc. from June 2009 to June 2011 and has been Senior Executive Vice President of MacAndrews Holdings since December 2010. Mr. Bevins was a consultant to MacAndrews Holdings from 1997 to 2000. He served as President and Chief Executive Officer, as well as a director, of Andrews Group Incorporated, an entertainment media holding company, from 1988 until his retirement in 1997, and of its two publicly traded operating subsidiaries, New World Communications Group Incorporated (from 1993 to 1997) and Marvel Entertainment Group, Inc. (from 1989 to 1996). From 1979 to 1988, he was Chief Financial Officer of Turner Broadcasting System, Inc., a media and entertainment company. During the past five years, Mr. Bevins also served as director of M & F Worldwide Corp. Mr. Bevins’s long career in various management and financial positions provides the Board of Directors with valuable business, leadership and management insights into many aspects of our business.

     Thomas E. Constance has served as a director of SIGA since April 2001. Mr. Constance is Chairman and, since 1994, a partner of Kramer Levin Naftalis & Frankel LLP, a law firm in New York City, which SIGA has retained to provide certain legal services. Mr. Constance serves as a director of Bond Street Holdings, Inc. and as a Trustee of the M.D. Sass Foundation and St. Vincent’s Services. He also serves on the Advisory Board of Directors of Barington Capital, L.P. As a practicing attorney, Mr. Constance brings to the Board of Directors many years of experience counseling public companies with respect to governance and other legal matters.

     Joseph W. “Chip” Marshall, III has served as a director of SIGA since early 2009. Mr. Marshall is the former President and Chief Executive Officer of Temple University Health System (2001-2008). In 2000, he became Chair of Temple University Health System and served in that capacity until 2007. Prior to 2000, Marshall was a founding partner at Goldman & Marshall P.C., Philadelphia, PA, a corporate healthcare law firm. He received his B.A. and J.D. degrees (1975 and 1979, respectively) from Temple University. In 1990, he joined the Temple University Board of Trustees. He was a founding member of the Temple University Health System Board of Directors in 1995. He served on the Pennsylvania State Ethics Commission in the 1980s and early 1990s, including as Chairman for a portion of that period. During 2005-2006, he served as a Member of the Federal Medicaid Commission. Additionally, during 2004-2006, he served as a Member of the Pennsylvania Gaming Control Board. Mr. Marshall has more than 30 years of experience in healthcare and is a prominent and highly regarded figure in the healthcare and higher education sectors. His excellent leadership, visibility and expertise in healthcare are of considerable value to the Board of Directors.

     Paul G. Savas has served as a director of SIGA since January 2004. Mr. Savas is Executive Vice President and Chief Financial Officer at MacAndrews Holdings. He joined MacAndrews Holdings in 1994 as Director of Corporate Finance, served in various positions of increasing responsibility and became Chief Financial Officer in 2007. He also serves as Executive Vice President and Chief Financial Officer of M & F Worldwide Corp. and serves as a director of Harland Clarke Holding Corp. and TransTech Pharma, Inc. During the past six years, Mr. Savas also served as a member of the board of managers of REV Holdings LLC. Mr. Savas provides our Board valuable business, leadership and management insights with respect to our strategic operational and financial direction. Mr. Savas’s strong financial background, including his work at MacAndrews Holdings and his service on other boards, also provides financial expertise to the Board of Directors, including an understanding of financial statements, corporate finance, accounting and capital markets.

     Bruce Slovin has served as a director of SIGA since October 2008. Mr. Slovin has been the President of 1 Eleven Associates, LLC, a private investment firm, for over five years. From 1980 to 2000, Mr. Slovin was an executive officer of MacAndrews Holdings and several of its affiliates. Mr. Slovin is a director of Cantel Industries and a former director of M & F Worldwide Corp. As a result of Mr. Slovin’s long career in various operating and financial positions, he provides the Board of Directors with valuable business, leadership and management insights into many aspects of our business.

     Andrew L. Stern has served as a director of SIGA since June 2010. Mr. Stern was formerly the president of Service Employees International Union (SEIU), the second largest union in the United States and Canada and was elected to that role in 1996. Mr. Stern currently holds an appointment as the Alice B. Grant Labor Leader in Residence at the Cornell University School of Industrial and Labor Relations. He is a board member of the Broad Foundation, the Open Society Institute, the Economic Policy Institute, a lifetime Trustee of the Aspen Institute, the President of the Kaiser Permanente Partnership and SEIU’s National Industry Pension. Mr. Stern’s reputation as a business leader and his experience with federal legislation relating to universal healthcare and business regulations provide a unique perspective to the Board of Directors.

     Frances Fragos Townsend has served as a director of SIGA since March 2011. Ms. Townsend is Senior Vice President of Worldwide Government, Legal and Business Affairs at MacAndrews Holdings and has held this position since October 2010. Ms Townsend previously served as Homeland Security Advisor to President George W. Bush from May 2005 until January 2008. She also served as Deputy Assistant to the President and Deputy National Security Advisor for Combating Terrorism from May 2003 to May 2004. Prior to serving the President, Ms. Townsend was the first Assistant Commandant for Intelligence for the U.S. Coast Guard. Before that, Ms. Townsend spent 13 years at the U.S. Department of Justice under the administration of President George H.W. Bush, President Bill Clinton and President George W. Bush. Ms. Townsend also currently is an on-air contributor for CNN as a counterterrorism, national and homeland security expert. She serves as director of DRS Technologies and Thomson Reuters in addition to numerous government advisory and nonprofit boards. Ms. Townsend is the chairperson of the Intelligence and National Security Alliance and a member of the Council on Foreign Relations and the Trilateral Commission. Her extensive experience in government, combined with her legal acumen, is ideally suited for our business.

     Michael A. Weiner, M.D. has served as a director of SIGA since 2001. Dr. Weiner has been the Hettinger Professor of Pediatrics at Columbia University College of Physicians and Surgeons since 1996. Dr. Weiner is also the Director of Pediatric Oncology at New York Presbyterian Hospital. Dr. Weiner was a director of Nexell Therapeutics, Inc. (f/k/a VimRx) from March 1996 to February 1999. Dr. Weiner is a 1972 graduate of the New York State Health Sciences Center at Syracuse and was a post-graduate student at New York University and Johns Hopkins University. Dr. Weiner’s many years of experience and training as a practicing physician enable him to bring important perspectives on issues facing our drug discovery process and assist us in prioritizing opportunities for drug development. Dr. Weiner’s prominence in the medical field and relationships in the medical and academic communities are valuable assets to the Board of Directors.

Meetings of the Board of Directors

     During 2011, the Board of Directors held nine meetings. Those members of the Board of Directors who are independent as defined by Rule 5605 of the NASDAQ Marketplace Rules (the “Independent Directors”) are also required, pursuant to Rule 5605(b)(2) of the NASDAQ Marketplace Rules, to regularly convene executive sessions where only such Independent Directors are present. Such meetings may be in conjunction with regularly scheduled meetings of the Board of Directors. Each member of the Board of Directors is also urged to attend the Annual Meeting. All members of the Board of Directors as of May 2011 attended SIGA’s 2011 annual meeting of stockholders.

Committees of the Board of Directors

     The Board of Directors is responsible for appointing the members of the standing Audit, Compensation and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation and Nominating and Corporate Governance Committees is an Independent Director. Each of these committees has a written charter that was approved by the Board of the Directors in March 2004. A copy of each charter is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

     Audit Committee. The Audit Committee, which currently consists of directors Paul G. Savas, James J. Antal, and Bruce Slovin, held six meetings during 2011. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the applicable laws, rules and regulations. Moreover, the Company has determined that Mr. Savas is an “audit committee financial expert” within the meaning of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The purpose of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of SIGA’s financial statements, SIGA’s compliance with legal and regulatory matters, the independent registered public accounting firm’s qualifications and independence, and the performance of SIGA’s independent registered public accounting firm. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of SIGA’s accounting and financial reporting process and audits of the financial statements of SIGA on behalf of the Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of SIGA’s financial statements; reviews the proposed scope of such audit; reviews the Company’s accounting and financial controls with the independent registered public accounting firm and our financial accounting staff; and reviews and approves transactions, if any, between us and our directors, officers, and their affiliates. A copy of the Audit Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section. Also see the section of this proxy statement entitled “Report of the Audit Committee”.

     Compensation Committee. The Compensation Committee, which currently consists of directors William C. Bevins, Paul G. Savas, Bruce Slovin, and Joseph W. Marshall, held seven meetings during 2011. Effective after May 17, 2011, William C. Bevins replaced Steven L. Fasman as committee chair and Joseph W. Marshall replaced Michael A. Weiner as a committee member. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the NASDAQ listing standards. The Compensation Committee functions include reviewing and approving the compensation and benefits for SIGA’s executive officers, administering SIGA’s equity incentive plans and making recommendations to the Board of Directors regarding these matters. A copy of the Compensation Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section. Also see the section of this proxy statement entitled “Compensation Discussion and Analysis”.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”), which currently consists of directors Michael J. Bayer, James J. Antal, Frances Fragos Townsend and Michael A. Weiner, held three meetings in 2011. Ms. Townsend was appointed effective after May 17, 2011. The Board of Directors has determined that each of the members of the Nominating Committee is “independent” within the meaning of the NASDAQ listing standards. The Nominating Committee is responsible for searching for and recommending to the Board of Directors potential nominees for director positions, making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its committees, monitoring the Board of Director’s effectiveness and developing and implementing SIGA’s corporate governance procedures and policies. A copy of the Nominating Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section.

     In selecting candidates for the Board of Directors, the Nominating Committee begins by determining whether the incumbent directors, whose terms expire at the annual meeting of stockholders, desire and are qualified to continue their service on the Board of Directors. SIGA is of the view that the continuing service of qualified incumbents promotes stability and continuity of the Board of Directors, giving SIGA the benefit of familiarity and insight into SIGA’s affairs that its directors have accumulated during their tenure, while contributing to the Board of Director’s ability to work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board of Directors, whom the Nominating Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election and, if re-elected, to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Nominating Committee will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including members of the Board of Directors and management of SIGA. The Nominating Committee may also engage a professional search firm to assist in the identification of qualified candidates, but did not do so in 2011. As to each recommended candidate that the Nominating Committee believes merits serious consideration, the Nominating Committee will collect as much information including, without limitation, soliciting views from other directors and SIGA’s management and having one or more Nominating Committee members interview each such candidate, regarding each candidate as it deems necessary or appropriate in order to make an informed decision with respect to such candidate. The Nominating Committee considers the overall qualifications of prospective nominees for director, including the particular experience, expertise and outlook that they would bring to the Board of Directors. While diversity may contribute to this overall evaluation, it is not considered by the Nominating Committee as a separate or independent factor in identifying nominees for director. Based on all available information and relevant considerations, the Nominating Committee will select, for each directorship to be filled, a candidate who, in the view of the Nominating Committee, is most suited for membership on the Board of Directors. In making its selection, SIGA will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that the Nominating Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of SIGA. This consideration may also include how long the recommending stockholder intends to continue holding its equity interest in SIGA.

     The Nominating Committee has adopted a policy with regard to the minimum qualifications that must be met by a Nomination Committee-recommended nominee for a position on the Board of Directors. Pursuant to this policy, the Nominating Committee generally requires that all candidates for the Board of Directors be of high personal integrity and ethical character and not have any interest that would, in the view of the Nominating Committee, materially impair the candidate’s ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to SIGA and its stockholders. In addition, candidates must be able to represent fairly and equally all stockholders of SIGA without favoring or advancing any particular stockholder or other constituency of SIGA. Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor. Candidates are expected to have sound judgment and a general appreciation regarding major issues facing public companies of a size and operational scope similar to SIGA, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have, and be prepared to devote, adequate time to the Board of Directors and its committees. It is expected that, taking into account their other business and professional commitments, including their service on the boards of other companies, each candidate will be available to attend meetings of the Board of Directors and any committees on which the candidate will serve, as well as SIGA’s annual meeting of stockholders. SIGA also requires that at least a majority of the directors serving at any time on the Board of Directors are independent, as defined under the rules of the NASDAQ stock market and that at least three of the directors satisfy the financial literacy requirements required for service on the Audit Committee under the rules of the NASDAQ stock market.

     The Nominating Committee has adopted a policy, summarized in this paragraph, with regard to the consideration of director candidates recommended by stockholders. The Nominating Committee will consider recommendations for the nomination of directors submitted by holders of SIGA’s shares entitled to vote generally in the election of directors. The Nominating Committee will give consideration to these recommendations for positions on the Board of Directors where the Nominating Committee has not determined to re-nominate a qualified incumbent director. While the Nominating Committee has not established a minimum number of shares that a stockholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Nominating Committee may take into account the size and duration of a recommending stockholder’s ownership interest in SIGA. The Nominating Committee may also consider whether the stockholder making the nominating recommendation intends to maintain an ownership interest in SIGA of substantially the same size as its interest at the time of making the recommendation. The Nominating Committee may refuse to consider recommendations of nominees who do not satisfy the minimum qualifications prescribed by the Nominating Committee for board candidates.

     The Nominating Committee has adopted procedures to be followed by stockholders in submitting recommendations of candidates for directors. The procedures are posted on SIGA’s website at www.siga.com under the “Corporate Governance” section. Pursuant to these procedures, a stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders should arrange to deliver it to SIGA not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. All stockholder nominating recommendations should be in writing, addressed to the “Nominating and Corporate Governance Committee” in care of SIGA’s Chief Financial Officer at SIGA’s principal headquarters, 35 East 62nd Street, New York, New York 10065. Submissions should be made by mail, courier or personal delivery. A nominating recommendation should be accompanied by the following information concerning each recommending stockholder:

  The name and address, including telephone number, of the recommending stockholder;

  The number and class of SIGA’s shares owned (beneficially or of record) by the recommending stockholder and the time period for which such shares have been held;

  A statement from the stockholder as to whether the stockholder has a good-faith intention to continue to hold the reported shares through the date of SIGA’s next annual meeting of stockholders;

  Sufficient information about the proposed nominee for the Nominating Committee to make an informed decision regarding the qualifications of the proposed nominee;

  Any relationship between the proposed nominee and the recommending stockholder; and

  Such other information as the Nominating Committee may reasonably request.

     The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Nominating Committee, if the Nominating Committee chooses to do so in its discretion (and the recommending stockholder must furnish the nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of SIGA.

Compensation Committee Interlocks and Insider Participation

     None.

Code of Ethics

     SIGA has adopted a Code of Ethics and Business Conduct that applies to its officers, directors and employees including, without limitation, our Chief Executive Officer, Chief Financial Officer, and Chief Scientific Officer. The Code of Ethics and Business Conduct is available, free of charge, on SIGA’s website at www.siga.com under the “Corporate Governance” section. In the event that there is any amendment to or waiver from any provision of the Code of Ethics and Business Conduct that requires disclosure under Item 5.05 of Form 8-K, SIGA intends to satisfy these disclosure requirements by posting such information on its website, as permitted by Item 5.05(c) of Form 8-K.

Stockholder Communications with the Board of Directors

     SIGA stockholders may send communications to the Board of Directors, any committee of the Board of Directors or an individual director. The process for so communicating is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

Board Leadership Structure

     The Board of Directors believes that our Chief Executive Officer, or CEO, is best situated to serve as Chairman because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and implementation of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight skills and expertise from outside our organization and industry, while the CEO brings company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and CEO promotes strategy development and implementation, and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

     One of the principal responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for implementing the strategy once it is developed. The Board of Directors believes the combined role of Chairman and CEO, together with an informed and engaged Board, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board of Directors has no independent director permanently designated as a “Lead Director”, although the independent directors designate a leader for that meeting each time that they go into executive session. The Board of Directors intends to review its leadership structure periodically and consider whether other structures might be appropriate.

The Board’s Role in Risk Oversight

     The Board of Directors has an active role, as a whole and at the committee level, in overseeing management of our risks. The Board of Directors regularly reviews information about our financial condition and operations, and the risks associated with each. The Board’s Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial reporting risks and considers the effects of systemic risks inherent in our business. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed about them through committee reports.

REPORT OF THE AUDIT COMMITTEE

     The members of the Audit Committee have been appointed by the Board of Directors. During the 2011 fiscal year, the Audit Committee consisted solely of independent directors, as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Audit Committee operates under a written charter that was amended and restated by the Board of Directors in March 2004 in order to assure continued compliance by SIGA with SEC and NASDAQ rules enacted in response to requirements of the Sarbanes-Oxley Act. The Audit Committee reviews and reassesses the adequacy of its written charter on an annual basis.

     The Audit Committee assists the Board of Directors in monitoring the integrity of SIGA’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, and SIGA’s compliance with applicable legal and regulatory requirements. Management is responsible for SIGA’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of SIGA’s financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2011 with management and with PricewaterhouseCoopers LLP, SIGA’s independent registered public accounting firm. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of SIGA’s annual financial statements.

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the issue of their independence from SIGA and management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm in 2012 is compatible with maintaining the auditor’s independence.

     Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in SIGA’s Annual Report on Form 10-K for the year ended December 31, 2011. The Audit Committee has also recommended, subject to stockholder ratification, the selection of SIGA’s independent registered public accounting firm for the year ending December 31, 2012.

Respectfully submitted by the Audit Committee,
Paul G. Savas, Chairman
James J. Antal
Bruce Slovin

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, comprised of independent directors, has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee,
William C. Bevins, Chairman
Joseph W. Marshall
Paul G. Savas
Bruce Slovin

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock

     The following tables set forth certain information regarding the beneficial ownership of SIGA’s voting securities as of March 15, 2012 of (i) each person known to SIGA to beneficially own more than 5% of the applicable class of voting securities, (ii) each director and director nominee of SIGA, (iii) each Named Executive Officer and (iv) all directors and executive officers of SIGA as a group. As of March 15, 2012, a total of 51,638,352 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of Common Stock are eligible to vote. The column entitled “Percentage of Total Voting Stock Outstanding” shows the percentage of total voting stock beneficially owned by each listed party.

     The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 15, 2012, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

			Percentage of	Percentage of
	Amount of Beneficial		Common Stock	Total Voting
Name and Address of Beneficial Owner (1)	Ownership (2)		Outstanding	Stock Outstanding
MacAndrews & Forbes LLC. (3)	10,556,813	(5)	19.94%	19.94%

STH Partners L.P. (4)	3,851,969		7.46%	7.46%

FMR LLC
82 Devonshire Street
Boston, MA 02109	3,535,450		6.85%	6.85%

BlackRock, Inc.
40 East 52nd Street
New York, NY 10022	2,647,862		5.13%	5.13%

James J. Antal
30952 Steeplechase Dr.
San Juan Capistrano, CA 92675	81,154	(6)	*	*

Michael J. Bayer
Dumbarton Strategies
3130 Dumbarton Street, NW
Washington D.C., 20007	55,000	(7)	*	*

William C. Bevins	85,000	(8)	*	*

Thomas E. Constance
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036	215,000	(9)	*	*

Joseph W. Marshall III
1818 Market Street
Philadelphia, PA 19103	63,000	(7)	*	*

Paul G. Savas	156,840	(10)	*	*

			Percentage of	Percentage of
	Amount of Beneficial		Common Stock	Total Voting
Name and Address of Beneficial Owner (1)	Ownership (2)		Outstanding	Stock Outstanding
Bruce Slovin
1 Eleven Associates LLC
111 East 61st Street
New York, NY 10065	235,000	(7)	*	*

Andrew Stern
Old North 402
Georgetown University
37th and O St. NW
Washington, D.C. 20057	37,150	(8)	*	*

Frances Fragos Townsend	37,000	(8)	*	*

Michael A. Weiner, M.D.
161 Fort Washington Ave.
New York, NY 10032	51,000	(11)	*	*

Eric A. Rose, M.D.	689,935	(12)	1.33%	1.33%

Dennis E. Hruby, Ph.D	300,000	(13)	*	*

Daniel J. Luckshire	40,000	(14)	*	*

Ayelet Dugary (15)	-		*	*

All executive officers and directors as a
group (fourteen individuals)	2,046,079	(16)	3.87%	3.87%

(1)	Unless otherwise indicated the address of each beneficial owner identified is 35 East 62nd Street, New York, New York 10065.

(2)	Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	MacAndrews & Forbes LLC (“M&F”) is a direct, wholly owned subsidiary of MacAndrews Holdings, a holding company whose sole stockholder is Ronald O. Perelman.

(4)	STH Partners L.P. (“STH”) is a holding company, the general partner of which is MK Holdings One LLC and the limited partner of which is M&F (having a 100% limited partner interest in STH). STH and its general and limited partners are parties to a letter agreement pursuant to which the parties agreed that (i) the general partner of STH shall have sole power to dispose of the shares of Common Stock held by STH and (ii) on all matters to be voted on by the stockholders of the Company, all shares of Common Stock held by STH shall be voted in the same proportion as the votes cast by all other holders of voting stock of the Company.

(5)	Includes 1,302,944 shares of Common Stock issuable upon exercise of warrants.

(6)	Includes 70,000 shares of Common Stock issuable upon exercise of options.

(7)	Includes 55,000 shares of Common Stock issuable upon exercise of options.

(8)	Includes 35,000 shares of Common Stock issuable upon exercise of options.

(9)	Includes 60,000 shares of Common Stock issuable upon exercise of options.

(10)	Includes 95,000 shares of Common Stock issuable upon exercise of options.

(11)	Includes 40,000 shares of Common Stock issuable upon exercise of options.

(12)	Includes 320,000 shares of Common Stock issuable upon exercise of options.

(13)	Includes 300,000 shares of Common Stock issuable upon exercise of options.

(14)	Includes 40,000 shares of Common Stock issuable upon exercise of options.

(15)	Effective February 25, 2011, the Company and Ms. Dugary agreed not to extend the terms of Ms. Dugary’s employment agreement, and effective as of the same date, Ms. Dugary’s employment as Chief Financial Officer ceased.

(16)	See footnotes (5)-(15).

MANAGEMENT

Executive Officers
     The following table sets forth certain information with respect to the executive officers of SIGA:

Name	Age	Position
Eric A. Rose, M.D.	61	Chief Executive Officer and Chairman of the Board
Daniel J. Luckshire (1)	41	Executive Vice President, Chief Financial Officer and Secretary
Dennis E. Hruby, Ph.D.	60	Vice President and Chief Scientific Officer
Ayelet Dugary (2)	45	Chief Financial Officer and Secretary

(1)	Mr. Luckshire was hired on February 10, 2011 to serve as Executive Vice President and Chief Financial Officer; his employment was effective on the same date.

(2)	Ms. Dugary was appointed to serve as Acting Chief Financial Officer on February 1, 2009 and as Chief Financial Officer effective April 29, 2009. Effective February 25, 2011, the Company and Ms. Dugary agreed not to extend the terms of Ms. Dugary’s employment agreement, and effective as of the same date, Ms. Dugary’s employment as Chief Financial Officer ceased.

     Daniel J. Luckshire joined as Executive Vice President and Chief Financial Officer in February 2011. Prior to joining SIGA, Mr. Luckshire was a strategic advisor and private investor for a broad range of companies who are leaders within specialized market segments. Between 1998 and 2008, Mr. Luckshire was an investment banker at Merrill Lynch & Co., where he held various positions of increasing responsibility. Prior to his employment with Merrill Lynch, Mr. Luckshire was a member of the management team that built USI Insurance Services into a national insurance brokerage and was a CPA at Price Waterhouse LLP. Mr. Luckshire has a Master of Business Administration degree in Finance and Strategic Management from The Wharton School of the University of Pennsylvania and a Bachelor of Science degree in Accountancy from Villanova University.

     Dennis E. Hruby, Ph.D. has served as Vice President and Chief Scientific Officer since June 2000. From April 1, 1997 through June 2000, Dr. Hruby was our Vice President of Research. From January 1996 through March 1997, Dr. Hruby served as a senior scientific advisor to SIGA. Dr. Hruby is a Professor of Microbiology at Oregon State University, and from 1990 to 1993 was Director of the Molecular and Cellular Biology Program and Associate Director of the Center for Gene Research and Biotechnology. Dr. Hruby specializes in virology and cell biology research, and the use of viral and bacterial vectors to produce recombinant vaccines. He is a member of the American Society of Virology, the American Society for Microbiology and a fellow of the American Academy of Microbiology. Dr. Hruby received a Ph.D. in microbiology from the University of Colorado Medical Center and a B.S. in microbiology from Oregon State University.

     See Director Nominee Information for a biography of Dr. Rose.

COMPENSATION DISCUSSION AND ANALYSIS

Overview
     The Compensation Committee of the Board of Directors is responsible for reviewing and recommending to the Board of Directors the compensation of our named executive officers, as well as our other key employees. In this regard, the Compensation Committee has the responsibility to establish a compensation policy for officers and key employees designed to (i) attract and retain the best possible executive talent; (ii) tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and (iii) provide competitive compensation to our officers and key employees to align executives’ incentives with the creation of stockholder value.

     As a general matter, the compensation policy for officers and key employees includes:

  base salary, which is determined on an annual or semi-annual basis,

  annual or other time-based cash incentive compensation, and long-term incentive compensation in the form of equity participation awards.

     This section discusses the principles underlying our executive compensation policies, our decisions to date and the principles that we expect to use in coming years.

Our Named Executive Officers

     For 2011, our Named Executive Officers and their titles were:

Name	Title
Eric A. Rose, M.D.	Chief Executive Officer and Chairman of the Board
Daniel J. Luckshire (1)	Executive Vice President, Chief Financial Officer and Secretary
Dennis E. Hruby, Ph.D.	Vice President and Chief Scientific Officer
Ayelet Dugary (2)	Chief Financial Officer and Secretary

(1)	Mr. Luckshire was hired on February 10, 2011 to serve as Executive Vice President and Chief Financial Officer; his employment was effective on the same date.

(2)

Effective February 25, 2011, the Company and Ms. Dugary agreed not to extend the terms of Ms. Dugary’s employment agreement, and effective as of the same date, Ms. Dugary’s employment as Chief Financial Officer ceased.

Our Executive Compensation Decision Process

Overview
     Our Compensation Committee reviews and approves the corporate goals and objectives with respect to the compensation for the Company’s executive officers, including the Chief Executive Officer. In its discretion, the Committee may establish cash or equity incentive programs and otherwise award cash bonuses or equity-based awards to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives that provide eligibility to receive discretionary bonuses, and for certain executive equity-based awards, at the sole discretion of the Board of Directors. The Board of Directors’ decisions in such matters have been delegated from time to time to the Compensation Committee. In connection with its review of compensation matters for the Company’s executive officers, the Compensation Committee considers the executive’s performance, economic and business conditions affecting the Company, the financial condition of the Company and reviews information regarding the compensation of similarly situated executives at peer companies. The Compensation Committee either makes such awards or makes recommendations to the Board of Directors with respect to the amounts of such awards based on the foregoing criteria.

Role of Executive Officers in Setting Compensation Decisions
     Regarding most compensation matters, the Chief Executive Officer has historically provided recommendations to the Compensation Committee relying on his personal experience with respect to evaluating the contribution of our other executive officers. Dr. Eric A. Rose, our Chief Executive Officer and Chairman of the Board of Directors, is involved in compensation recommendations, with input from our Chief Financial Officer and Chief Scientific Officer, as it relates to the compensation of other key employees. The Compensation Committee considers, but retains the right to reject or modify, such recommendations. Although the Chief Executive Officer may attend a portion of the meetings of the Compensation Committee, neither he nor any other member of management may be present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer may not be present when decisions with respect to his compensation are made. On more than one occasion, the Committee has used a third-party compensation consultant.

Compensation Advisors
     The Compensation Committee has the authority to retain compensation consultants to advise the Compensation Committee as it deems necessary to carry out its duties. In 2011, the Compensation Committee retained the services of Compensation Advisory Partners LLC, or CAP, as its independent executive compensation consultant. The Compensation Committee used the analyses prepared by the consultant as part of its periodic review of SIGA’s executive and independent director compensation practices. The consultant reports directly to the Compensation Committee, and the Compensation Committee has the final authority to hire and terminate the consultant.

     CAP attends meetings of the Compensation Committee, as requested, and is available to communicate with the committee chairman between meetings; however, the Compensation Committee makes all decisions regarding compensation matters that are discussed with CAP. At no time has the Compensation Committee directed CAP to perform services in any particular manner or using any particular methodology.

     CAP does not provide any consulting advice to SIGA outside of the scope of employee and director compensation. During 2011 and early 2012, services performed by CAP for the Compensation Committee included:

  Providing a presentation on executive compensation trends and regulatory developments;

  Performing a competitive evaluation of total compensation for executives;

  Performing a competitive evaluation of independent director compensation;

  Providing a competitive review of compensation program share dilution and evaluation of current share-based compensation practices;

  Providing advice on the creation of a stock appreciation rights program;

  Providing recommendations on compensation for executive hires; and

  Providing recommendations on total CEO compensation.

Competitive Market Analysis and Benchmarking
     In reviewing the compensation of the Chief Executive Officer and other executive officers, the Compensation Committee considers the compensation awarded to executives of similarly situated companies, our performance, the respective individual’s performance, compensation given to executives in past years, anticipated changes to future duties and other factors the Compensation Committee deems appropriate. In 2011, with the signing of a contract with the U.S Biomedical Advanced Research and Development Authority (the “BARDA Contract”) and commencement of commercialization activities for SIGA’s lead drug, ST-246®, the Compensation Committee consulted with CAP to update the peer group for the Company. The update process took into account a variety of factors, including: the industry specialization of potential peer companies, the number and projected revenue of commercial drug products in select geographic markets at potential peer companies, the market capitalization of SIGA relative to the market capitalization of potential peer companies, and the expected revenue of SIGA relative to the commercial revenues of potential peer companies. We concluded that this group of companies provided us with appropriate compensation benchmarks because of comparable quantitative and qualitative metrics and because these companies may compete with us for executives and other employees.

     The group of companies used by the Compensation Committee to assist in the determination of 2011 executive compensation includes:

Acorda Therapeutics Inc.	Nektar Therapeutics
Alkermes plc (formerly Alkermes, Inc.)	Onyx Pharmaceuticals, Inc.
Biomarin Pharmaceutical Inc.	Regeneron Pharmaceuticals, Inc.
Dendreon Corporation	Savient Pharmaceuticals, Inc.
Emergent Biosolutions Inc.	ViroPharma Inc.
Enzon Pharmaceuticals, Inc.

Evaluations
     The Compensation Committee evaluates, at least once a year, the performance of our executive officers and other key employees in light of goals and objectives established by the Committee. Based upon these evaluations, the Compensation Committee either adjusts the compensation of such personnel as appropriate or recommends to the full Board of Directors any adjustment for such personnel, including any change to base salary, bonus and incentive and equity compensation. In its evaluation of the Chief Executive Officer, the Compensation Committee considers overall management of the Company, the progress achieved by our drug candidates, the establishment and maintenance of successful relationships with the Company’s various funding and research partners and potential customers and successful relations with the Board of Directors and the shareholders. In its evaluation of the Chief Financial Officer, the Committee considers the Company’s financial performance, the Chief Financial Officer’s role in achieving our financial goals, the Chief Financial Officer’s relationship with the shareholders and potential investors, the Chief Financial Officer’s efforts with respect to financial regulatory compliance (including compliance with NASDAQ rules, the securities laws and all related regulations), and the preparation of and compliance with the Company’s budget. In its evaluation of the Company’s Chief Scientific Officer, the Committee considers achievement of program objectives within budgetary requirements, new grants and other third-party funding obtained, relationships with regulators and current and possible future scientific partners, compliance with grant requirements and management of the Company’s research facility located in Corvallis, Oregon.

Our Compensation Philosophy and Program Objectives
     The overall objectives of the Company’s compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to maximize the link between executive and stockholder interests through an equity incentive plan and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive's compensation to performance.

Our Executive Compensation Program

Overview
     The key elements of the Company’s compensation program consist of fixed compensation in the form of base salary, and the discretion to award variable compensation in the forms of incentive cash compensation and equity awards. The Compensation Committee’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below.

Base Salary
     The compensation philosophy of the Company is to maintain executive base salary at a competitive level to enable the Company to attract and retain executives and key talent needed to accomplish the Company’s goals. In determining the appropriate base salary levels and, to a lesser extent, other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience and past accomplishments, and anticipated changes to future job responsibilities, as well as historical practices within the Company. Economic and business conditions affecting the Company are also considered. The Compensation Committee also considers historical levels of salary paid by the Company as well as the provisions in the various executives’ employment contracts with the Company, which contracts are more fully discussed elsewhere in this proxy statement.

     Periodic adjustments in base salary may be merit-based with respect to individual performance or tied to the Company’s financial condition or other competitive factors. The Compensation Committee takes into account the effect of any transaction outside of the ordinary course of business that has been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These include the Company’s competitive position, scientific developments and improvements in relations with employees and investors.

     For Dr. Rose, Mr. Luckshire and Dr. Hruby, we paid as base salary in 2011 the amounts required under their effective employment agreements. These amounts were reviewed and set by our Compensation Committee. These base salary levels reflect our Compensation Committee’s subjective judgment, which took into account each executive’s respective position and tenure, our present needs, the executive’s individual performance, achievements and prior contributions and anticipated performance levels.

     On March 17, 2011, Dr. Hruby’s base salary was adjusted from $275,000 to $338,683. Subsequently, on December 8, 2011, we agreed to pay to Dr. Hruby an annual base salary of $500,000. On January 13, 2012, Dr. Rose’s annual base salary was adjusted from $400,000 to $700,000. These actions reflect the Compensation Committee’s consideration of market comparisons provided by its compensation consultant, the Company’s award of the BARDA Contract, historical levels of salary paid by the Company and the executive’s respective contributions to SIGA’s overall performance and length of service.

Annual Incentive Compensation
     The Compensation Committee, in its discretion, may establish cash incentive programs and otherwise award bonuses to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives that provide eligibility to receive discretionary bonuses, in the sole discretion of the Board of Directors or Compensation Committee based on the executive’s performance, economic and business conditions affecting the Company, and the financial condition of the Company. The Compensation Committee approved or made recommendations to the Board of Directors with respect to such amounts.

     In January 2012, Dr. Rose received a discretionary cash bonus of $1,000,000. In its evaluation of Dr. Rose, the Compensation Committee did not have any pre-established goals or targets identified, however, in its determination as to the amount of bonus to be awarded, the Compensation Committee considered: the overall management of the Company; the progress achieved by our drug candidates; the establishment and maintenance of successful relationships with the Company’s various funding and research partners and actual and potential customers; successful relations with the Board of Directors and the shareholders; and importantly, Dr. Rose’s substantive role in negotiating and managing the BARDA Contract. Specifically, Dr. Rose’s contributions to the following achievements were taken into consideration in determining the cash bonus:

  Signing of the BARDA Contract and the substantive progress in the performance of the BARDA Contract pursuant to which we agreed to deliver two million courses of ST-246 for consideration of approximately $435 million over a five-year base term; and

  Commencement and continuing commercialization of our lead drug, ST-246.

     In 2011, Mr. Luckshire received a discretionary cash bonus of $200,000. In its evaluation of Mr. Luckshire, the Compensation Committee did not have any pre-established goals or targets identified, however, in its determination as to the amount of bonus to be awarded, the Compensation Committee considered: Mr. Luckshire’s role in achieving our goals; Mr. Luckshire’s relationships with shareholders and potential investors; Mr. Luckshire’s efforts with respect to financial regulatory compliance and the preparation of and compliance with the Company’s budget; and, importantly, Mr. Luckshire’s substantive role in negotiating and managing the BARDA Contract. Specifically, Mr. Luckshire’s contributions to the following achievements were taken into consideration in determining the cash bonus:

  Signing of the BARDA Contract and the substantive progress in the performance of the BARDA Contract pursuant to which we agreed to deliver two million courses of ST-246 for consideration of approximately $435 million over a five-year base term; and

  Commencement and continuing commercialization of our lead drug, ST-246.

     In 2011, Dr. Hruby was contractually entitled to a guaranteed cash bonus of $75,000. Also in 2011, Dr. Hruby received a discretionary bonus of $275,000. In its evaluation of Dr. Hruby, the Compensation Committee did not have any pre-established goals or targets identified, however, in its determination as to the amount of discretionary bonus to be awarded, the Compensation Committee considered Dr. Hruby’s achievement of program objectives within budgetary requirements, new grants and other third-party funding obtained, relationships with regulators and current and possible future scientific partners, compliance with grant requirements and management of the Company’s research facility located in Corvallis, Oregon and, importantly, Dr. Hruby’s substantive role in managing the BARDA Contract. Specifically, Dr. Hruby’s contributions to the following achievements were taken into consideration in making the $275,000 discretionary award:

  Signing of the BARDA Contract and the substantive progress in the performance of the BARDA Contract pursuant to which we agreed to deliver two million courses of ST-246 for consideration of approximately $435 million over a five-year base term;

  Continued leadership in interactions with the Food and Drug Administration (“FDA”) to develop a plan to achieve regulatory approval of ST-246; and

  Successful leadership of the negotiation and implementation of development contracts for IV formulation and prophylaxis relating to ST-246, antiviral therapeutics for flavivirus infections and antiviral drugs for arenaviruses.

     We believe that the annual incentive bonuses can motivate and encourage our executives to fulfill our objectives and provide us with the opportunity to recognize superior individual performance.

Long-Term Incentive Awards
     The Compensation Committee believes that granting equity-based incentives can provide officers and employees with a strong economic interest in maximizing stock price appreciation over the long term. The Committee also believes that the practice of granting equity-based incentives can be useful in retaining and recruiting the key talent necessary to ensure the Company’s continued success. This element of compensation is governed by the 2010 Plan which provides for grants of incentive stock options (“ISOs”); nonqualified stock options; stock appreciation rights; restricted stock units (“RSUs”); and shares of restricted and unrestricted stock to our executives, directors and employees. The 2010 Plan is administered by our Compensation Committee, which reviews management’s recommendations concerning persons to be granted awards, and determines the number of and type of equity-based awards to be granted to each such person, and the terms and conditions of any grant as permitted under the 2010 Plan. For the grant of stock options, the exercise price is set by the Compensation Committee and has been at a price at least equal to the market price of the Common Stock on the date of the grant. In May 2011, the 2010 Plan was amended to provide for the issuance of RSUs. Refer to pages 37 and 39 of this Proxy for a detailed description of how RSUs work under the 2010 Plan. In February 2012, the 2010 Plan was amended to provide for the issuance of stock appreciation rights. Refer to pages 37 and 39 of this Proxy for a detailed description of how stock appreciation rights work under the 2010 Plan.

     In determining the size of a share-based award to a named executive officer, the Compensation Committee considers not only competitive market factors, changes in responsibility and the executive officer’s achievement of pre-established goals, but also the number, term and vesting of stock-based awards previously granted to the officer. The Compensation Committee may also consider the total compensation package or changes made thereto, when determining whether to make a stock-based award. The number of shares granted to each named executive officer is determined by the Compensation Committee based on its consideration of the named executive officer’s individual responsibilities and ability to significantly enhance key company initiatives. In connection with its review of compensation matters for the Company’s executive officers, the Compensation Committee also reviews information regarding the overall compensation, including stock-based awards, of similarly situated executives at peer companies. The Compensation Committee makes recommendations to the Board of Directors with respect to such awards based on the foregoing facts.

     In 2011, the Compensation Committee approved the issuance of 245,000 shares of restricted stock and 245,000 RSUs to Dr. Rose in recognition of his service to the Company. This award was based on Dr. Rose’s long-term contribution to the strategic development of SIGA’s business model and with consideration of equity awards made to Dr. Rose in the past. The award fully vested during 2011.

     In February 2012, the Compensation Committee determined that each of the named executive officers was entitled to awards of RSUs using the same factors outlined in the preceding “Annual Incentive Compensation” section. Consequently, each of Dr. Rose, Mr. Luckshire and Dr. Hruby received shares of RSUs in the amounts of 200,000, 35,000 and 75,000, respectively. Each RSU converts to one share of common stock and vests in equal annual installments over a period of three (3) years.

     Also in February 2012, SIGA issued stock-settled stock appreciation rights (“SSARs”) to employees to provide an appropriate incentive structure to the employee base in light of the decline in SIGA’s stock price notwithstanding the substantial accomplishments of SIGA in 2011. Among awards to employees, Dr. Rose, Mr. Luckshire and Dr. Hruby received 465,000, 132,000 and 375,000 SSARs, respectively. SSARs that were issued to employees are capped at maximum values. In accordance with the terms of the SSARs issuance, each of Dr. Rose’s SSARs has a maximum value of $4.50; each of Mr. Luckshire’s SSARs has a maximum value of $11.00; and 337,500 of Dr. Hruby’s SSARs each have a maximum value of $4.50 and 37,500 of Dr. Hruby’s SSARs each have a maximum value of $7.00. The respective maximum values represent the market price per share at the exercise date and will be reduced by the $3.53 exercise price of the SSARs. Consequently upon exercise, Dr. Rose, Mr. Luckshire and Dr. Hruby would receive a potential maximum number of shares of 100,234, 89,640 and 91,340, respectively. SSARs have a term of seven (7) years and vest in equal annual installments over a period of three (3) years.

Additional Benefits and Perquisites
     Our officers and key employees are entitled to participate in the benefit plans which are generally available to all employees, including health, dental, life, and accidental disability. For each of these benefit plans, the Company makes contributions to the premiums paid to the plans. The Company also offers a 401(k) defined contribution plan, but it makes no contribution to the 401(k) plan. In each case, we provide these benefits to our executive officers on the same basis as our other employees.

Severance and Change in Control Agreements
     We also provide some of our executive officers with severance and change in control arrangements in their employment contracts. We believe that severance and change of control packages are a common characteristic of compensation for key executive officers. They are intended to provide our executive officers with a sense of security in making the commitment to dedicate their professional careers to our success. Due to our size relative to other public companies and our operating history, we believe that severance and change in control arrangements are necessary to help us attract and retain necessary skilled and qualified executive officers to continue to grow our business.

Our Compensation Policies

Section 162(m) Policy
     The Compensation Committee has found it unnecessary to consider the applicability of Section 162(m) of the Internal Revenue Code (the “Code”) because no executive officer receives compensation in excess of one million dollars.

Common Share Ownership Requirements
     While we have not adopted a formal written policy on common share ownership requirements, part of our compensation philosophy involves common share ownership by our executive officers, because we believe that it helps to align their financial interests with those of our stockholders. We also recognize, on the other hand, that our executive officers cannot acquire more than 10% of our common shares without triggering adverse tax consequences. In addition, we expect our executive officers to abide by the provisions of our 2004 Policy on Confidential Information and Insider Trading.

Timing of Awards
     Our Compensation Committee has the authority to issue equity awards under our incentive plan. We expect that the Compensation Committee will continue making equity awards to our executive officers and key employees when appropriate. The Compensation Committee strives to ensure that any award is made in such a manner to avoid even the appearance of manipulation because of its award date.

Financial Restatement
     Although we have not adopted a formal written policy, it is our Board of Directors’ informal policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority and discretion in consultation with the Board of Directors, to make retroactive adjustments to any cash or equity based incentive payments to executive officers where the payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement, without regard to misconduct being involved. If the Compensation Committee chose to exercise this discretion, we would seek to recover any amount determined to have been improperly paid to the executive officer.

Summary Compensation Table

     The following table sets forth the total compensation of the Company’s Named Executive Officers for the fiscal year ended December 31, 2011:

						Non-Equity	All Other
Name and Principal				Stock Awards	Option Awards	Incentive Plan	Compensation
Position	Year	Salary ($)	Bonus ($) (1)	($) (2)	($) (2)	Compensation ($)	($)	Total ($)
Eric A. Rose, M.D.	2011	400,000	1,000,000	6,967,800 (2)	64,957	-	-	8,432,757	(2)
Chief Executive Officer	2010	400,000	-	-	162,441	-	-	562,441
	2009	400,000	-	-	481,112	-	-	881,112

Daniel J. Luckshire
Chief Financial Officer (3)	2011	356,061	200,000	-	258,515	-	-	814,576

Dennis E. Hruby, Ph.D.	2011	335,803	350,000	-	60,952	-	-	746,755
Chief Scientific Officer	2010	275,000	150,000	-	111,222	-	-	536,222
	2009	275,000	150,000	-	218,773	-	-	643,773

Ayelet Dugary	2011	241,176	-	-	56,271	-	-	297,447
Chief Financial Officer (4)	2010	225,000	50,000	-	53,919	-	-	328,919
	2009	225,000	50,000	-	80,703	-	-	355,703

(1)	Bonuses are shown in the year in which they were accrued and earned.

(2)	Stock options and stock awards represent the grant date fair value calculated in accordance with the authoritative accounting literature and recognized for financial statement purposes. Dr. Rose’s stock award represents a grant of 245,000 restricted shares and 245,000 RSUs and for purposes of the presentation in this table, grant date fair value was calculated based on a share price for SIGA’s Common Stock of $14.22. These securities were granted to Dr. Rose in May 2011; the restricted shares vested immediately and the RSUs vested in November 2011. The value of the RSUs that vested in November was $514,500, or $2.10 per share, as of the date of vesting, which resulted in the actual value received by Dr. Rose in connection with the grant of 490,000 restricted shares and stock units to be $3,998,400. The actual value received by Dr. Rose was treated as ordinary income and as such he was subject to and paid tax on such amounts.

In addition, in 2011, options to purchase 600,000 shares of Common Stock at an exercise price of $2.50 per share of Common Stock previously granted to Dr. Rose expired without being exercised by Dr. Rose due to a lengthy and unanticipated blackout period imposed by the Company which prohibited the sale of such shares. These options were granted to Dr. Rose in May 2001.

(3)	Mr. Luckshire was hired on February 10, 2011 to serve as Executive Vice President and Chief Financial Officer; his employment was effective on the same date.

(4)	Ms. Dugary became Acting Chief Financial Officer on February 1, 2009 and Chief Financial Officer on April 29, 2009. On February 25, 2011, the Company and Ms. Dugary agreed not to extend the terms of Ms. Dugary’s employment agreement, and effective as of the same date, Ms. Dugary’s employment as Chief Financial Officer ceased.

Grants of Plan-Based Awards

     The following table sets forth equity awards granted to our Named Executive Officers for the year ended December 31, 2011. There were no non-equity incentive plan awards granted in 2011:

		All Other Stock	All Other Option
		Awards:	Awards: Number of		Grant Date Fair
		Number of	Securities	Exercise or Base	Value of Stock and
		Shares of Stock	Underlying	Price of Option	Option Awards ($)
Name	Grant Date	or Units (#)	Options (#)	Awards ($/Sh)	(1)
Eric A. Rose (2)	5/17/2011	490,000	-	-	6,967,800

Daniel J. Luckshire (3)	2/10/2011	-	60,000	11.04	448,200
	2/10/2011	-	60,000	13.04	429,000

(1)	Represents the grant date fair value of stock option awards and stock awards granted in 2011 in accordance with the authoritative accounting literature and recognized for financial statement purposes.

(2)	Dr. Rose’s award consisted of 245,000 RSUs and 245,000 shares of restricted stock. Dr. Rose’s restricted stock vested upon the grant date and the RSUs vested on November 30, 2011. Also refer to footnote 2 included in the Summary Compensation Table.

(3)	Mr. Luckshire was hired on February 10, 2011 to serve as Executive Vice President and Chief Financial Officer; his employment was effective on the same date. As part of his employment agreement, Mr. Luckshire received 120,000 stock options which vest in equal annual installments over a period of three (3) years.

     The Compensation Committee determined that it was in the best interest of the Company to issue equity-based awards to motivate the aforementioned executive officers to contribute to our growth and to continue their service to the Company. The amount and type of these equity-based awards granted to each named executive officer were determined by the Committee based on its consideration of the named executive officer’s individual responsibilities and ability to significantly enhance key company initiatives.

2011 Equity Awards
     All of the stock options, RSUs and restricted stock awards disclosed in the Grants of Plan-Based Awards table were issued under the 2010 Plan. All options were granted with an exercise price per share equal to or greater than the fair market value of our Common Stock on the date of grant, as determined by our Board of Directors in accordance with the terms of the 2010 Plan.

Employment Agreements
     We currently have employment agreements with Dr. Rose, Mr. Luckshire and Dr. Hruby.

Eric A. Rose – Chief Executive Officer
     On January 31, 2007, we entered into an employment agreement with Eric A. Rose, M.D., pursuant to which he became our Chief Executive Officer, effective as of March 1, 2007. Pursuant to the employment agreement, Dr. Rose was paid an annual base salary of $400,000. Moreover, Dr. Rose was eligible to receive a bonus payment (in either cash or stock options) as determined by the Board of Directors in its sole discretion. On January 13, 2012, Dr. Rose’s existing employment agreement was amended. Pursuant to the amended employment agreement (the “Amended Rose Agreement”), we agreed to pay to Dr. Rose an annual base salary of $700,000, subject to any cost of living adjustments as may be approved by our Board of Directors. Under the terms of the Amended Rose Agreement, Dr. Rose is also eligible to receive an annual cash bonus, the target of which is $350,000, as determined by the Board of Directors in its sole discretion. The current term of his employment agreement expires on December 31, 2012, and will renew for additional one (1) year periods unless notice of non-renewal is given. Details with respect to our severance obligations to Dr. Rose are set forth below under the heading “Potential Payments upon Termination or Change in Control.”

Daniel J. Luckshire – Chief Financial Officer
     On February 10, 2011, we entered into an executive employment agreement with Mr. Daniel J. Luckshire, our current Chief Financial Officer. The current employment agreement expires on February 10, 2013. Pursuant to the employment agreement, we agreed to pay Mr. Luckshire: an annual base salary of $400,000, subject to any cost of living or merit increases as may be approved by our Board of Directors, an annual cash bonus, the target of which is 50% of the base salary, as determined by the Board of Directors in its sole discretion, and an annual stock bonus, the target of which is $300,000 in restricted shares of Common Stock, as determined by the Board of Directors in its sole discretion. Details with respect to our severance obligations to Mr. Luckshire are set forth below under the heading “Potential Payments upon Termination or Change in Control.”

Dennis E. Hruby – Chief Scientific Officer
     On March 11, 2009, we amended Dr. Hruby’s employment agreement whereby we agreed to pay Dr. Hruby an annual base salary of $275,000, subject to any cost of living adjustments as may be approved by our Board of Directors, and an annual cash bonus of no less than $75,000 and no more than $150,000. On March 15, 2011, we further amended Dr. Hruby’s base salary to an annual amount of $338,680. On December 31, 2011, Dr. Hruby’s employment agreement was further amended (the “Amended Hruby Agreement”). Pursuant to the Amended Hruby Agreement, Dr. Hruby’s base salary was adjusted to an annual amount of $500,000, subject to any cost of living adjustments as may be approved by the Board of Directors, and an annual cash bonus, the target of which is $250,000, as determined by the Board of Directors in its sole discretion. In addition, Dr. Hruby is eligible for a one-time additional bonus equal to $350,000 of which $100,000 was paid in 2011. The remainder of the one-time bonus will be paid upon the earlier of: (i) approval by FDA of a New Drug Application for ST-246 for a smallpox or orthopox treatment indication consistent with the contract line items in the BARDA Contract; (ii) approval of a Marketing Authorization Application by the European Medicines Agency for ST-246 for a smallpox or orthopox treatment indication; or (iii) approval by FDA of an Emergency Use Authorization, or a similar designation such as a contingency Investigational New Drug, that would permit use of ST-246 for the treatment of smallpox or another orthopox virus disease in case of a public health emergency. Unless either party provides notice of its desire not to renew the Amended Hruby Agreement thirty (30) days prior to the expiration of the then-current term, the Amended Hruby Agreement shall automatically renew for additional one (1) year periods. Details with respect to our severance obligations to Dr. Hruby are set forth below under the heading “Potential Payments upon Termination or Change in Control.”

Ayelet Dugary – Chief Financial Officer
     On March 11, 2009, we amended Ayelet Dugary’s existing employment agreement, and pursuant to such amendment she became our Acting Chief Financial Officer, effective as of February 1, 2009. On April 29, 2009, Ms. Dugary because our Chief Financial Officer. Pursuant to her employment agreement, as amended, we agreed to pay Ms. Dugary an annual base salary of $225,000, subject to any cost of living adjustments as may have been approved by our Board of Directors, and an annual cash bonus of $50,000. Ms. Dugary was also eligible to receive bonus payments (in either cash or stock options) as may have been approved by the Board of Directors in its sole discretion.

     By mutual agreement between Ms. Dugary and the Company, Ms. Dugary’s employment with the Company ceased effective February 25, 2011 (the “Separation Effective Date”).

     In connection with Ms. Dugary’s departure, the Company entered into a Separation and Consulting Agreement (the “Dugary Separation Agreement”) with Ms. Dugary on the Separation Effective Date. Pursuant to the Dugary Separation Agreement, Ms. Dugary resigned as Chief Financial Officer and Secretary effective immediately.

     Pursuant to the Dugary Separation Agreement, Ms. Dugary received her base salary for a period of one year following the Separation Effective Date. The Dugary Separation Agreement further provided that any unvested stock options would vest immediately and become exercisable. Furthermore, all outstanding stock options granted to Ms. Dugary under the equity incentive plan in effect prior to the 2010 Plan and the 2010 Plan were extended for a period of not less than one year from the Separation Effective Date (to the extent they would have expired earlier).

     Finally, pursuant to the Dugary Separation Agreement, Ms. Dugary was engaged as a consultant to SIGA for a period that continued for 90 days from the date of termination for a fee of $45,000.

Outstanding Equity Awards at Fiscal Year End

     The following table provides certain summary information concerning unexercised options and equity incentive plan awards for each Named Executive Officer as of December 31, 2011:

	Option Awards					Stock Awards
							Market	Equity Incentive
	Number of	Number of	Equity Incentive Plan			Number of	Value of	Plan Awards:	Equity Incentive Plan
	Securities	Securities	Awards: Number of			Shares or	Shares or	Number of	Awards: Market or
	Underlying	Underlying	Securities			Units of	Units of	Unearned Shares,	Payout Value of
	Unexercised	Unexercised	Underlying	Option	Option	Stock That	Stock That	Units or Other	Unearned Shares, Units
	Options (#)	Options (#)	Unexercised	Exercise	Expiration	Have Not	Have Not	Rights That Have	or Other Rights That
Name	Exercisable	Unexercisable	Unearned Options (#)	Price ($)	Date	Vested	Vested (#)	Not Vested (#)	Have Not Vested ($)
Eric A. Rose, M.D.	10,000	-	-	1.22	6/2/2015	-	-	-	-
	10,000	-	-	2.72	12/19/2016	-	-	-	-
	200,000	-	-	3.10	7/26/2017	-	-	-	-
	100,000	-	300,000	2.49	11/14/2018	-	-	-	-

Daniel J. Luckshire (1)	-	-	60,000	11.04	2/10/2021
	-	-	60,000	13.04	2/10/2021	-	-	-	-

Dennis E. Hruby, Ph.D.	150,000	-	-	1.40	6/29/2014	-	-	-	-
	100,000	-	200,000	3.10	7/26/2017	-	-	-	-
	33,333	-	16,667	4.70	3/5/2019	-	-	-	-

Ayelet Dugary (2)	-	-	-	-		-	-	-	-

(1)	Mr. Luckshire was hired on February 10, 2011 to serve as Executive Vice President and Chief Financial Officer; his employment was effective on the same date.

(2)	Ms. Dugary became Acting Chief Financial Officer on February 1, 2009 and Chief Financial Officer on April 29, 2009. On February 25, 2011, the Company and Ms. Dugary agreed not to extend the terms of Ms. Dugary’s employment agreement, and effective as of the same date, Ms. Dugary’s employment as Chief Financial Officer ceased.

Option Exercises and Stock Vested

     The following table sets forth exercises of stock options and the vesting of restricted stock and RSUs for each of the Named Executive Officers for the year ended December 31, 2011:

	Options Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercises (#)	Exercise ($) (1)	Vesting (#)	Vesting ($) (2)
Eric A. Rose, M.D. (3)	-	-	490,000	3,998,400

Daniel J. Luckshire	-	-	-	-

Dennis E. Hruby, Ph.D.	300,000	3,294,000	-	-

Ayelet Dugary	215,000	2,397,500	-	-

(1)	Amounts reflect the difference between the exercise price of the options and the market price on the exercise date.

(2)	Amounts reflect the aggregate amount realized upon vesting by multiplying the number of shares of stock vested by the market value of the underlying shares on the vesting date.

(3)	These amounts do not reflect the impact of the tax withholding obligation and the resulting net number of shares issued to Dr. Rose. The net number of shares issued was 284,455.

Potential Payments upon Termination or Change in Control

Severance Arrangement for Eric A. Rose

     The following table and footnotes describe and quantify the potential payments to Dr. Rose upon termination or change in control, assuming that such termination or change in control was effective as of December 31, 2011:

	Termination by the
	Company without		Termination by the
	cause (or by the	Termination upon	Company due to a
	officer for good cause)	death or disability	change in control
Aggregate monthly cash payments	$400,000	$-	$400,000
Value of accelerated stock options (1)	9,000	-	9,000
Total	$409,000	$-	$409,000

(1)	Equal to the aggregate amount of the differences between the exercise prices of the accelerated stock options and the closing sales price per share of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2011.

     Pursuant to Dr. Rose’s current amended employment agreement, the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

  Termination by the Company without cause or by Dr. Rose for good reason.

  Termination by the Company within 90 days of the occurrence of a change in control (other than for cause)

  Termination by the Company for cause or by Dr. Rose without good reason.

  Termination by the Company based on Dr. Rose’s death or total disability.

     If Dr. Rose’s employment agreement is terminated without cause or if Dr. Rose terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Rose shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

     If Dr. Rose’s employment agreement is terminated within 90 days after the occurrence of a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Rose shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

     If Dr. Rose’s employment is terminated for cause, or if he voluntarily terminates his employment, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants.

     If Dr. Rose’s employment is terminated prior to the expiration of the term by reason of death or total disability, his estate or beneficiaries will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants.

Severance Arrangement for Daniel J. Luckshire

     The following table and footnotes describe and quantify the potential payments to Mr. Luckshire upon termination, change in control or in the event that his contract is not renewed, assuming that such termination, change in control or non-renewal was effective as of December 31, 2011:

	Termination by the
	Company without		Termination by the
	cause (or by the	Termination upon	Company due to a
	officer for good cause)	death or disability	change in control
Aggregate monthly cash payments	$400,000	$-	$400,000
Value of accelerated stock options (1)	-	-	-
Total	$400,000	$-	$400,000

(1)	For stock options, equal to the aggregate amount of the differences between the exercise prices of the accelerated stock options and the closing sales price per share of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2011. At December 31, 2011, the stock options were out-of-the-money, thus, there was no value associated with the stock options.

     Pursuant to Mr. Luckshire’s employment agreement, the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

  Termination by the Company without cause or by Mr. Luckshire for good reason.

  Termination by the Company upon the occurrence of a change in control (other than for cause).

  Termination by the Company for cause or by Mr. Luckshire without good reason.

  Termination by the Company based on Mr. Luckshire’s death or total disability.

     If Mr. Luckshire’s employment agreement is terminated without cause or if Mr. Luckshire terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash and vested stock in accordance with his employment agreement; (vii) the Company shall take all such action as is necessary such that all stock option grants that are due to vest within twelve months shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination; and (viii) the Company shall take all such action as is necessary such that all annual restricted stock grants shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

     If Mr. Luckshire’s employment agreement is terminated upon a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash and vested stock in accordance with his employment agreement; (vii) a pro rata portion of any annual bonuses for the year of termination based on the number of days employed during such year and calculated based on targets in accordance with his employment agreement, payable in cash and vested stock, as applicable, and (viii) the Company shall take all such action as is necessary such that all stock options and restricted stock shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

     If Mr. Luckshire’s employment is terminated by reason of death or total disability, by the Company for cause or if he voluntarily terminates his employment, he (or his estate and beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants.

Severance Arrangement for Dennis E. Hruby

     The following table and footnotes describe and quantify the potential payments to Dr. Hruby upon termination, change in control or in the event that his contract is not renewed, assuming that such termination, change in control or non-renewal was effective as of December 31, 2011:

	Termination by the
	Company without		Termination by the
	cause (or by the	Termination upon	Company due to a
	officer for good cause)	death or disability	change in control
Aggregate monthly cash payments	$1,000,000	$-	$1,000,000
Value of accelerated stock options (1)	-	-	-
Total	$1,000,000	$-	$1,000,000

(1)	Equal to the aggregate amount of the differences between the exercise prices of the accelerated stock options and the closing sales price per share of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2011. At December 31, 2011, the stock options were out-of-the-money, thus, there was no value associated with the stock options.

     Pursuant to Dr. Hruby’s employment agreement, the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

  Termination by the Company without cause or by Dr. Hruby for good reason.

  Termination by the Company within 90 days of the occurrence of a change in control (other than for cause)

  Termination by the Company for cause or by Dr. Hruby without good reason.

  Termination by the Company based on Dr. Hruby’s death or total disability.

     If Dr. Hruby’s employment agreement is terminated without cause or if Dr. Hruby terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for two (2) years; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than two (2) years from the date of termination.

     If Dr. Hruby’s employment agreement is terminated within 90 days after the occurrence of a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for two (2) years; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby shall immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than two (2) years from the date of termination.

     If Dr. Hruby’s employment is terminated by reason of death or total disability, for cause or if he voluntarily terminates his employment, he (or his estate or beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants.

Other General Terms

Circumstances Triggering Payments

     “Cause”, “good reason” and “change of control” are defined in Dr. Rose, Mr. Luckshire and Dr. Hruby’s current employment agreements as follows:

“Cause” generally includes:

  executive officer’s neglect or failure or refusal to perform his duties under the applicable employment agreement (other than as a result of total or partial incapacity due to physical or mental illness);

  any act by or omission of executive officer constituting gross negligence or willful misconduct in connection with the performance of his duties that could reasonably be expected to materially injure the reputation, business or business relationships of the Company or any of its affiliates;

  perpetration of an intentional and knowing fraud against or affecting the Company or any of its affiliates or any customer, client, agent, or employee thereof;

  the commission by or indictment of executive officer for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud (“indictment”, for these purposes, meaning a United States-based indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

  the breach of a covenant set forth in the applicable employment agreement; or

  any other material breach to the applicable employment agreement.

“Good reason” generally includes:

  the Company failing to pay executive officer his base salary;

  executive officer no longer holding his agreed upon office or offices of equivalent stature, or his functions and/or duties being materially diminished; or

  executive officer’s job site being involuntarily relocated to a location which is more than fifty (50) miles from the agreed upon region.

A “Change in Control” is deemed to occur upon:

  the consummation of a transaction or a series of related transactions pursuant to which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than executive officer, his designee(s) or “affiliate(s)” (as defined in Rule 12b-2 under the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;

  stockholders of the Company approving a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

  the stockholders of the Company approving a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company’s assets.

     Pursuant to each of their respective current employment agreements, during the respective terms thereof plus an additional twenty-four months thereafter, Dr. Rose, Mr. Luckshire and Dr. Hruby have agreed not to engage in any competitive business with us or to induce our employees to terminate their employment or to solicit our customers. We agreed to indemnify each of them under their respective employment agreements for liabilities incurred because of their employment and to provide each of them with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of our officers.

Equity Compensation Plan Information
     The following table sets forth certain compensation plan information with respect to both equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of December 31, 2011:

	Number of Securities to be	Weighted-average	Number of Securities
	Issued Upon Exercise of	Exercise Price of	Available for Future
	Outstanding Options,	Outstanding Options,	Issuance under Equity
Plan Category	Warrants and Rights (1)	Warrants and Rights	Compensation Plans
Equity compensation plans approved
by security holders	2,799,793	$4.39	1,077,545
Equity compensation plans not
approved by security holders	-	N/A	-
Total	2,799,793		1,077,545

(1)	Consists of the 1996 Incentive and Non-Qualified Stock Option Plan, as amended and restated from time to time, and the 2010 Stock Incentive Plan, as amended from time to time.

     As of December 31, 2011, there were no outstanding options that had been awarded outside of the Company’s equity compensation plan.

Director Compensation
     During the fiscal year ending December 31, 2011, the directors of SIGA received total compensation as shown in the following table:

	Fees			Non-Equity	Nonqualified
	Earned or	Stock		Incentive Plan	Deferred	All Other
	Paid in	Awards ($)	Option	Compensation	Compensation	Compensation
Name	Cash ($)	(7)	Awards ($) (7)	($)	Earnings ($)	($)	Total ($)
James J. Antal (1,2)	15,000	-	95,060	-	-	-	110,060
Michael J. Bayer (2)	15,000	-	95,060	-	-	-	110,060
William C. Bevins (3,4)	11,000	-	352,748	-	-	-	363,748
Thomas E. Constance	11,000	2,630,700 (8)	95,060	-	-	-	2,736,760
Steven L. Fasman (5)	7,000	382,250	-	-	-	-	389,250
Scott M. Hammer, M.D. (5)	4,000	-	-	-	-	-	4,000
Joseph W. Marshall, III (3)	12,500	-	95,060	-	-	-	107,560
Eric A. Rose, M.D. (6)	-	-	-	-	-	-	-
Paul G. Savas (1,3)	19,500	-	95,060	-	-	-	114,560
Bruce Slovin (1,3)	16,500	-	95,060	-	-	-	111,560
Andrew Stern	10,000	-	95,060	-	-	-	105,060
Francis Fragos Townsend (2,4)	9,500	-	352,748	-	-	-	362,248
Michael Weiner, M.D. (2)	15,000	-	95,060	-	-	-	110,060

(1)	Member of the Audit Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Compensation Committee.

(4)	Appointed to the Board of Directors on March 9, 2011.

(5)	Service to the Board of Directors ceased on May 17, 2011.

(6)	Chairman of the Board of Directors.

(7)	Represents the grant date fair value of the award in accordance with the authoritative accounting literature. For a description of assumptions used to determine the fair value of option awards, refer to Note 6 of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 1, 2012.

(8)

Mr. Constance’s stock award represents a grant of 92,500 restricted shares and 92,500 RSUs in recognition of his long term service on the Board. For purposes of the presentation in this table, grant date fair value was calculated based on a share price for SIGA’s Common Stock of $14.22. These securities were granted to Mr. Constance in May 2011; the restricted shares vested immediately and the RSUs vested in November 2011. The value of the RSUs that vested in November was $194,250, or $2.10 per share, as of the date of vesting, which resulted in the actual value received by Mr. Constance in connection with the grant of 185,000 restricted shares and stock units to be $1,509,600.

In addition, in 2011, options to purchase 225,000 shares of Common Stock at an exercise price of $2.50 per share of Common Stock previously granted to Mr. Constance expired without being exercised by Mr. Constance due to a lengthy and unanticipated blackout period imposed by the Company which prohibited the sale of such shares. These options were granted to Mr. Constance in May 2001.

Director Fees and Equity Compensation
     In accordance with SIGA’s director compensation structure for 2011, all non-employee members of the Board of Directors were entitled to receive $1,000 per meeting for board meetings and reimbursement for expenses incurred by them in connection with serving on our Board of Directors. The chairman of each of the Audit Committee, Nominating Committee, and the Compensation Committee received $1,000 per meeting for meetings of the Audit, Nominating and Compensation Committees, respectively. All other members of the respective committees received $500 per meeting for meetings of the committees.

     Non-employee directors received an initial grant of 25,000 options upon such non-employee director's first election to the Board of Directors. In addition, non-employee directors received an annual grant of 10,000 stock options on the date of the Annual Meeting. All such options have an exercise price equal to the fair market value of the underlying SIGA shares on the date of grant.

     As previously described herein, during 2011, the Compensation Committee of the Board of Directors conducted a review of Board compensation. CAP prepared a competitive analysis and review of the cash and equity compensation for independent directors. Following this review, the Compensation Committee recommended to the Board of Directors an independent director compensation structure as outlined below:

  An annual retainer of $25,000 for members, with such payments to be made quarterly, in arrears;

  Board meeting fees of $1,500 per board meeting;

  An annual retainer of $15,000 for service as the Audit Committee Chairman, with such payments to be made quarterly, in arrears;

  An annual retainer of $10,000 for service as the Compensation Committee Chairman and the Nominating Committee Chairman, with such payments to be made quarterly, in arrears;

  Committee meeting fees of $1,000 per committee meeting;

  An award of 15,000 RSUs to be granted on the date of the Annual Meeting with vesting on the first anniversary of such grant; and

  An award of 25,000 stock options upon a director’s initial appointment to the Board of Directors vesting upon the date of such grant.

     The Board approved the recommendations effective January 1, 2012.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

     The Company’s policies and procedures for reviewing, approving, and ratifying transactions with related persons are set forth in a written policy.

     Under these procedures, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends related party transactions be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions, if applicable. After review, the Audit Committee either approves or disapproves such transactions, and at each subsequently scheduled meeting, management is required to update the Audit Committee as to any material change to those proposed transactions.

     Further, in the event management recommends any further related party transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that, if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transactions.

     In addition, with respect to any related party transaction that includes a compensation component, management will submit the terms of such proposed compensation (or any subsequent material changes to such compensation) to the Compensation Committee for its review. After its review, the Compensation Committee either approves or disapproves the compensation component of the related party transaction and informs management and the Audit Committee of such approval or disapproval.

Transactions with Related Persons

     Based on information provided by the directors and the executive officers, the Audit Committee determined that there were no related person transactions to be reported in this proxy statement other than:

     Kramer Levin Naftalis & Frankel LLP, the Company’s legal counsel, billed the Company for legal services provided to the Company. One of our directors, Thomas Constance, is a partner at Kramer Levin Naftalis & Frankel LLP.

     On June 19, 2008, SIGA entered into a letter agreement (as amended, the “Letter Agreement”) that expired on June 19, 2010, with M&F, for M&F’s commitment to invest, at SIGA’s discretion or at M&F’s option, up to $8 million in exchange for (i) SIGA Common Stock and (ii) warrants to purchase 40% of the number of SIGA shares acquired by M&F. On June 18, 2010, M&F notified SIGA of its intention to exercise its right to invest $5.5 million, the remaining amount available under the Letter Agreement and entered into a Deferred Closing and Registration Rights Agreement dated as of June 18, 2010 with the Company. On July 26, 2010, upon satisfaction of certain customary closing conditions, including the expiration of the applicable waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, M&F funded the $5.5 million purchase price to SIGA in exchange for the issuance of (i) 1,797,386 shares of Common Stock and (ii) warrants to purchase 718,954 shares of Common Stock at an exercise price of $3.519 per share. The number of shares issuable pursuant to the warrants granted under the Letter Agreement, as well as the exercise price of those warrants, may be subject to adjustment as a result of the effect of future equity issuances on certain anti-dilution provisions in the related warrant agreements.

     In 2009, SIGA issued to M&F 816,993 shares of Common Stock and 326,797 warrants to acquire Common Stock in exchange for total proceeds of $2.5 million. The warrants are exercisable for a term of four years from issuance for an exercise price of $3.519 per share. The number of shares issuable pursuant to the warrants granted under the Letter Agreement, as well as the exercise price of those warrants, may be subject to adjustment as a result of the effect of future equity issuances on certain anti-dilution provisions in the warrant agreements.

     On December 1, 2009, the Company entered into an office service agreement with an affiliate of M&F to occupy office space for approximately $8,000 per month. The agreement is cancelable upon 60 days notice by SIGA or the affiliate. In June 2011, the office services agreement was amended due to expanded use of space by the Company. This amendment increases the Company’s monthly payment to $11,000 per month. During the years ended December 31, 2011 and 2010, the Company incurred costs of $115,000 and $100,000, respectively, under the office services agreement. An amendment in February 2012 increased the monthly payment to $12,000 to appropriately reflect expanded use of space.

PROPOSAL No. 2

APPROVAL OF AN AMENDMENT TO THE 2010 STOCK INCENTIVE PLAN TO INCREASE THE
MAXIMUM NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE WITH THE PLAN
FROM 2,000,000 SHARES TO 4,500,000 SHARES

Background and Reasons for Amendment
     The 2010 Plan initially provided for the issuance of stock options, restricted stock and unrestricted stock with respect to an aggregate of 2,000,000 shares of Common Stock.

     On May 17, 2011, the Board of Directors approved an amendment to the 2010 Plan to provide for the granting of RSUs, and on February 2, 2012, the Board of Directors approved an amendment and restatement of the 2010 Plan to provide for the granting of stock appreciation rights.

     As of March 31, 2012, stock options, stock appreciation rights, RSUs and restricted stock have been issued under the 2010 Plan. After consideration of previous awards issued under the amended 2010 Plan and the maximum number of shares that could be issued as a result of outstanding stock appreciation rights, 272,091 shares remained available for issuance under the 2010 Plan. On April 26, 2012, the Board of Directors approved an amendment to the 2010 Plan to authorize an additional 2,500,000 shares for issuance under the 2010 Plan, increasing the maximum number of shares of Common Stock available for issuance from 2,000,000 to 4,500,000 shares, subject to approval by SIGA’s stockholders by means of this Proposal No. 2. The 2010 Plan, as it may be further amended if the resolution of the Board of Directors is approved by the stockholders, shall be referred to in this section of the Proxy as the “Plan”.

     The Board of Directors believes that increasing the maximum number of shares of Common Stock available for issuance under the Plan from 2,000,000 shares to 4,500,000 is in the best interests of SIGA and its stockholders. The proposed amendment to the Plan reflects the Board of Directors’ determination that ensuring the continued availability of a sufficient number of shares available for grant under the Plan is important to SIGA’s ongoing efforts to attract, retain and incentivize key personnel.

     The following description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is set forth in Annex A to this proxy statement.

General Description to the Plan

     Awards. The Plan authorizes the grants of non-qualified stock options (“NQOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”), RSUs, shares of restricted stock and shares of unrestricted stock (collectively, NQOs, ISOs, SARs, RSUs, restricted stock and unrestricted stock are referred to as “Awards”). Under the Plan, the Company may deliver authorized but unissued shares of Common Stock, treasury shares of Common Stock, and shares of Common Stock acquired by the Company for the purposes of the Plan.

     Maximum Number of Shares. Provided that SIGA’s stockholders approve the amendment to the Plan, a maximum of 4,500,000 shares of Common Stock will be available for grants pursuant to Awards under the Plan, of which, 2,772,091 shares currently remain available for grant.

     The following shares of Common Stock shall again become available for Awards under the Plan: any shares subject to an Award under the Plan that remain unissued upon the cancellation or termination of the Award for any reason; any shares of restricted stock that are forfeited, provided that any dividends paid on such shares are also forfeited; any shares in respect of an Award that is settled for cash and any shares subject to an Award that are withheld or surrendered in order to pay the exercise price or to satisfy the tax withholding obligations related to the Award. The maximum number of shares of Common Stock with respect to which any individual may be granted Awards during any one calendar year is 1,000,000 shares.

     Administration. The Plan is administered by the Compensation Committee, or such other committee or subcommittee as the Board of Directors appoints (the “Committee”). If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board of Directors may act as the Committee. The Committee or the Board of Directors may delegate to one or more officers of the Company the authority to designate the individuals (from among those eligible to receive Awards, other than such officer(s) themselves) who will receive Awards under the Plan, to the fullest extent permitted by applicable law. The Committee determines the key persons who will receive Awards, the type of Awards granted, and the number of shares subject to each Award. The Committee also determines the prices, expiration dates and other material features of Awards. The Committee has the authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it deems necessary or appropriate. All decisions and determinations of the Committee are final, binding and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     Eligibility. Officers, directors (including non-employee directors), and salaried employees of, and consultants to, the Company and its subsidiaries, as the Committee in its sole discretion shall select, are eligible to receive Awards under the Plan. As of March 31, 2012, the Company believes approximately 70 individuals are eligible to participate in the Plan. However, the granting of Awards is discretionary and it is not possible to determine how many individuals actually will receive Awards under the Plan.

     Termination of Plan. With respect to the initial 2,000,000 shares authorized under the Plan, no Award may be granted under the Plan after May 13, 2020, the tenth anniversary of the adoption of the Plan and with respect to the additional 2,500,000 shares authorized by this amendment, no Awards may be granted under the Plan after May 23, 2022, the tenth anniversary of the adoption of the amendment.

     Power to Amend. The Board of Directors may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. The Board of Directors will determine whether any amendment should be subject to the approval of the stockholders of the Company.

     The Committee may, in its sole discretion, without amending the Plan, amend any Award in any manner, including to (i) accelerate the date on which an Award becomes exercisable or vested, (ii) waive any condition imposed with respect to an Award, or (iii) waive any forfeiture or expiration of an Award in connection with a termination of employment. However, the Committee may not reduce the exercise price of an outstanding option or stock appreciation right. No amendment or modification to the Plan or any Award may impair the grantee’s rights under any previously granted and outstanding Award without the consent of the grantee.

Summary of Awards Available Under the Plan

     Incentive Stock Options. Generally, ISOs are options that may provide certain federal income tax benefits to a grantee not available with NQOs. An ISO has the same Plan provisions as a NQO, except that:

  In order to receive the tax benefits, a grantee must hold the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date.

  The aggregate fair market value of shares of Common Stock (determined on the ISO grant date) with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (whether issued under the Plan or any other plan of the Company or its subsidiaries) may not exceed $100,000.

  In the case of an ISO granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price per share must be at least 110% of the fair market value of a share of Common Stock at the time the ISO is granted, and the ISO cannot be exercisable more than five years from the grant date.

  An option cannot be treated as an ISO if it is exercised more than three months following the grantee’s termination of employment for any reason other than death or disability or more than one year after the grantee’s termination of employment for disability, unless the grantee died during such three-month or one-year period. ISOs are not transferable other than by will or by the laws of descent and distribution.

     Non-Qualified Stock Options. The exercise price per share of each NQO granted under the Plan is determined by the Committee on the grant date and will not be less than the fair market value of a share of Common Stock on the grant date. Each NQO is exercisable for a term, not to exceed ten years, established by the Committee on the grant date. The exercise price must be paid in cash or, subject to the approval of the Committee, in shares of Stock valued at their fair market value on the date of exercise or by such other method as the Committee may from time to time prescribe.

     The Plan contains provisions applicable to the exercise of NQOs subsequent to a grantee’s termination of employment for “cause,” other than for cause, or due to “disability” (as each such term is defined in the Plan) or death. These provisions apply unless the Committee establishes alternative provisions with respect to an Award. In general, these provisions provide that NQOs that are not exercisable at the time of such termination shall expire upon the termination of employment and NQOs that are exercisable at the time of such termination shall remain exercisable until the earlier of the expiration of their original term and (i) in the event of a grantee’s termination other than for cause, the expiration of 90 days after such termination of employment and (ii) in the event of a grantee’s disability or death, the first anniversary of such termination. In the event the Company terminates the grantee’s employment for cause, all NQOs held by the grantee, whether or not then exercisable, terminate immediately as of the commencement of business on the termination of employment date.

     Stock options generally are not transferable other than by will or the laws of descent and distribution, except that the Committee may permit transfers to the grantee’s family members or trusts for the benefit of family members.

     Stock Appreciation Rights. SARs may be granted by the Committee subject to vesting and forfeiture provisions as the Committee shall determine in its sole discretion. Similar to stock options, the exercise price per share of each right is determined by the Committee on the grant date and will not be less than the fair market value of a share of Common Stock on the grant date. Each right is exercisable for a term, not to exceed ten years, established by the Committee on the grant date. The grantee of a SAR shall have the right, subject to the terms of the Plan and the applicable award certificate, to receive from the Company an amount equal to (i) the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the SAR exercise price, which shall be an amount, not less than the fair market value of a share of Common Stock on the date of grant, determined by the Committee and set forth in the award certificate (or over the option exercise price if the SAR is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the SAR is exercised. Upon the exercise of a SAR granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the SAR is exercised. Payment upon exercise of a SAR shall be in cash or in shares of Common Stock (valued at their fair market value on the date of exercise of the SAR) or both, all as the Committee shall determine in its sole discretion.

     Restricted Stock Units. An RSU entitles the grantee to receive a share of Common Stock, or in the sole discretion of the Committee, the value of a share of Common Stock, on the date that the RSU vests. Vesting of RSUs may be based on continued employment with the Company and/or upon the achievement of specific performance goals. The Committee may, at the time that RSUs are granted, impose additional conditions for vesting. Unvested RSUs are automatically and immediately forfeited upon a grantee’s termination of employment for any reason. The grantee of a RSU will have the rights of a shareholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

     Restricted Stock. Restricted stock is the grant of shares of Common Stock that are not transferable and are subject to forfeiture until vesting. Vesting of the shares may be based on continued employment with the Company and/or upon the achievement of specific performance goals, as the Committee determines on the grant date. The Committee, at the time that shares of restricted stock are granted, may impose additional conditions to the vesting of the shares. Unvested shares of restricted stock are forfeited upon a grantee’s termination of employment for any reason.

     Unrestricted Stock. Shares of Common Stock may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines; provided that any such awards to officers or directors shall involve a number of shares determined by the Committee as being reasonable and shall be identified as being granted in lieu of salary or cash bonus.

Certain Corporate Changes

     The Plan provides that in the event of a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events, there will be an adjustment in the number of shares of Common Stock available to be delivered under the Plan, the number of shares subject to Awards, and the exercise prices of certain Awards. The Plan also provides for the adjustment or termination of Awards upon the occurrence of certain corporate events.

Tax Withholding

     The Plan provides that a grantee may be required by the Committee to meet certain tax withholding requirements by remitting to the Company cash or, if the Committee approves, through the withholding of shares otherwise payable to the grantee.

New Plan Benefits

     Since no Awards have been made under the Plan and since Awards under the Plan are wholly discretionary, amounts payable under the Plan are not determinable at this time.

Summary of Federal Tax Consequences

     The following is a brief description of the federal income tax treatment that will generally apply to Awards under the Plan based on current federal income tax rules.

     Incentive Stock Option. The grant of an incentive stock option will not result in taxable income to the grantee. The exercise of an incentive stock option will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Code). The excess of the fair market value of the Common Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the grantee’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

     If the grantee does not sell or otherwise dispose of the Common Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Common Stock to the grantee, then, upon disposition of such Common Stock, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

     If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. The Company will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.

     Non-Qualified Option. The grant of an NQO will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Common Stock equal to the fair market value of the shares at the time of exercise.

     Stock Appreciation Rights. The grant of SAR will not result in taxable income to the grantee. The grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Common Stock equal to the fair market value of the shares at the time of exercise.

     Restricted Stock Units. The grant of an RSU will not result in taxable income to the grantee at the time of grant and the Company will not be entitled to a corresponding deduction. Upon the vesting of the RSU, the grantee will have ordinary income equal to the amount of cash received and the then fair market value of the shares received and the Company will then be entitled to a corresponding deduction for such income. Gains and losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, and the basis of such shares will be equal to the fair market value of such shares at the time of vesting.

     Restricted Stock. The grant of restricted stock will not result in taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares of restricted stock, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction. A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date, and the Company will be entitled to a corresponding deduction.

     Unrestricted Stock. The grant of unrestricted stock will result in taxable income for the recipient at the time of grant in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.

     $1 Million Limit. Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company’s chief executive officer and its four other most highly compensated executive officers. Stock options generally are exempt from this limitation.

     Change in Control. Any acceleration of the vesting or payment of Awards under the Plan caused by an event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the grantee to a 20% excise tax and preclude deduction by the Company.

     Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A grantee may also be subject to state and local taxes in connection with the grant of Awards under the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL No. 2 (ITEM 2 OF THE ENCLOSED PROXY CARD).

PROPOSAL No. 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has appointed the firm PricewaterhouseCoopers LLP as SIGA’s independent registered public accounting firm to audit the financial statements of SIGA for the fiscal year ending December 31, 2012, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited SIGA’s financial statements since January 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

     If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such change would be in the best interests of SIGA and its stockholders.

Principal Accountant Fees and Services

	Year ended December 31,
	2011	2010
Audit Fees	$510,200	$413,300
Audit Related Fees	102,000	57,600
Tax Fees	-	71,000
All Other Fees	2,940	8,600
Total Fees	$615,140	$550,500

     Audit Fees. Consists of fees billed for professional services rendered and expenses incurred for the integrated audit of SIGA’s annual financial statements and of its internal control over financial reporting, reviews of the interim financial statements included in quarterly reports and for services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

     Audit Related Fees. Consists of fees billed that are related to the performance of the audit or review of SIGA’s consolidated financial statements and are not reported under “Audit Fees.” These services are related to the audit of our federal expenditures.

     Tax Fees. Consists of fees billed for tax compliance, tax advice or tax planning. These services are related to assistance with our federal tax compliance.

     All Other Fees. Consists of fees billed for products and services other than the services reported above. These services included miscellaneous services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

     SIGA did not make use in fiscal year 2011 of the rule that waives pre-approval requirements for non-audit services in certain cases if the fees for these services constitute less than 5% of the total fees paid to the auditor during the year.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL No. 3 (ITEM 3 OF THE ENCLOSED PROXY CARD).

STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in our proxy materials for the 2013 Annual Meeting of Stockholders must be received at our principal executive offices, 35 East 62nd Street, New York, New York 10065, Attention: Secretary, not later than December 15, 2012. In order to avoid controversy, shareholders should submit proposals by means, including electronic, that permit them to prove the date of delivery. Such proposals must comply with SIGA’s Bylaws and the requirements of Regulation 14A under the Exchange Act.

     If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by February 28, 2013. If not received by such date, such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting. We will not be required to include any such proposal in our proxy materials.

     The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year’s Annual Meeting. If the date of next year’s Annual Meeting is more than 30 days earlier or later than the anniversary of this year’s meeting, SIGA will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our Annual Report on Form 10-K, one of our Quarterly Reports on Form 10-Q, a Current Report on Form 8-K or by any other means reasonably calculated to inform stockholders.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires SIGA’s officers and directors, and persons who own more than ten percent of a registered class of SIGA’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish SIGA with copies of all Section 16(a) reports that they file.

     Based solely upon review of the copies of such reports furnished to SIGA and written representations from certain of SIGA’s executive officers and directors that no other such reports were required, SIGA believes that during the fiscal year ended December 31, 2011, no director failed to file on a timely basis a report relating to a transaction as required by Section 16(a) of the Exchange Act.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K TO STOCKHOLDERS

     SIGA’s Annual Report to Stockholders for the year ended December 31, 2011 accompanies this proxy statement. SIGA will provide to any stockholder, upon written request and without charge, a copy of its most recent Annual Report on Form 10-K, including the financial statements, as filed with the SEC. All requests for such reports should be directed to the Chief Financial Officer, 35 East 62nd Street, New York, New York 10065, telephone number (212) 672-9100.

OTHER MATTERS

     At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

“Householding” of Proxy Materials
     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify us by sending a written request to SIGA Technologies, Inc., 35 East 62nd Street, New York, New York 10065 or by calling us at (212) 672-9100. You may also notify us to request delivery of a single copy of our annual report or proxy statement if you currently share an address with another stockholder and are receiving multiple copies of our annual report or proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel J. Luckshire
Secretary

Dated: April 27, 2012

ANNUAL MEETING OF STOCKHOLDERS OF
SIGA TECHNOLOGIES, INC.

May 23, 2012

Directions to offices of Kramer Levin Naftalis & Frankel LLP

By Air
There are three major airports in the metropolitan area: LaGuardia Airport (which is closest, in the NYC Borough of Queens County), John F. Kennedy International Airport (also in the NYC Borough of Queens County) and Newark International Airport (in Newark, NJ). From each of these airports, you can take a taxi to and from the office.

From Penn Station (Hub for Long Island Railroad, Amtrak and some NJ Transit Trains)
Walk north on 7th Avenue to 45th Street and make a right onto 45th Street. Walk one avenue east to Avenue of the Americas (6th Avenue). 1177 Avenue of the Americas is on the near left corner of 45th.

From Port Authority (Hub for NJ Transit Buses and Some Out of Town Buses such as Greyhound)
Walk north on 8th Avenue to 45th Street and make a right onto 45th Street. Walk three avenues east to Avenue of the Americas. 1177 Avenue of the Americas is on the near left corner of 45th.

From Grand Central Station (Hub for MetroNorth - Connecticut and Westchester)
Walk west two and a half avenues up 42nd Street to Avenue of the Americas. Make a right on 42nd Street and Avenue of the Americas. Walk three blocks north on Avenue of the Americas to #1177.

Nearest Subway Stations
The B, D, F and M trains all go to 47th and 50th Streets/Rockefeller Center. The A, C, E, 7, 1, 2, 3, N, R and Q trains all go to 42nd Street/Times Square (Broadway and 7th Avenues). The 4, 5, 6 and 7 trains all go to Grand Central Terminal (42nd-45th Streets between Lexington and Madison Avenues).

Parking
The two nearest parking garages are the garage on 46th Street, between 7th Avenue and Avenue of the Americas, right before the Muse Hotel, and the Grace Building Garage on 43rd Street and Avenue of the Americas.

The office is located between 45th and 46th Streets. Reception is on the 29th Floor.

ANNEX A

SIGA TECHNOLOGIES, INC.
2010 STOCK INCENTIVE PLAN
(as amended and restated, effective April 25, 2012)

ARTICLE I
General

     1.1 Purpose

     The purpose of the SIGA Technologies, Inc. 2010 Stock Incentive Plan (the “Plan”) is to establish a flexible vehicle through which SIGA Technologies, Inc., a Delaware corporation (the “Company”), may offer equity-based compensation incentives to eligible personnel of the Company and its subsidiaries in order to attract, motivate, reward and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

     1.2 Administration

          (a) Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

          (b) Committee’s Authority. The Committee shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any award certificates issued under the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) amend the Plan to reflect changes in applicable law.

          (c) Committee Action; Delegation. Actions of the Committee shall be taken by the vote of a majority of its members. Except as otherwise required by applicable law, any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, the Committee (or the Board acting instead of the Committee), may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive rights or options under the Plan and the size of each such grant, to the fullest extent permitted by applicable law.

          (d) The determination of the Committee on all matters relating to the Plan or any award under the Plan shall be final, binding and conclusive.

          (e) Limit on Committee Members’ Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

     1.3 Persons Eligible for Awards

     The persons eligible to receive awards under the Plan are those officers, directors (whether or not they are employed by the Company), and salaried employees of, and consultants to, the Company and any direct or indirect subsidiaries (collectively, “key persons”) as the Committee in its absolute discretion shall select.

     1.4 Types of Awards Under Plan

     Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted stock, (e) restricted stock units and (f) unrestricted stock, all as more fully set forth in Article II. The term “award” means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company or one of its subsidiary corporations on the date of grant.

     1.5 Shares Available for Awards; Adjustments to Awards

          (a) Aggregate Number Available; Certificate Legends. Subject to adjustment as provided under Section 1.5(d)(i) below, the total number of shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) with respect to which awards may be granted pursuant to the Plan shall not exceed the sum of 2,000,000 shares, and effective as of April 25, 2012, the sum of 4,500,000 shares.

          (b) Individual Limits. Except as provided in this Section 1.5(b), no provision of this Plan shall be deemed to limit the number or value of shares otherwise available for awards under the Plan with respect to which the Committee may make awards to any one eligible person. Subject to adjustment as provided in Section 1.5(d)(i) hereof, the total number of shares of Common Stock with respect to which awards may be granted to any one employee of the Company or a subsidiary during any one calendar year shall not exceed 1,000,000 shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in a calendar year shall count against this limit even after their cancellation.

          (c) Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: (i) any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever, (ii) any shares subject to awards that are settled in cash, (iii) any shares subject to an award that are withheld or surrendered in order to pay the exercise or purchase price under an award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an award and (iv) any shares of restricted stock forfeited pursuant to the terms of the Plan or the award, provided that any dividends paid on such shares are also forfeited. With respect to stock appreciation rights, only the shares that actually are issued in settlement of a stock appreciation right shall be counted against the limits of Sections 1.5(a) and (b).

          (d) Adjustments to Available Shares and Existing Awards Upon Changes in Common Stock or Certain Other Events. Upon certain changes in Common Stock or other corporate events, the number of shares of Common Stock available for issuance with respect to awards that may be granted under the Plan, and that are the subject of existing awards, shall be adjusted or shall be adjustable, as follows:

     (i) Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Section 1.5(a) above and the annual individual limit under Section 1.5(b) above, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the maximum number and class of shares of Common Stock with respect to which the Committee may grant awards under Section 1.5(a) above and the annual individual limit under Section 1.5(b) above, in each case as the Committee may deem appropriate.

     (ii) Outstanding Restricted Stock and Restricted Stock Units. Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock, which has not yet vested, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company. The Committee shall adjust outstanding grants of shares of restricted stock units to reflect any corporate event as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

     (iii) Outstanding Options and Stock Appreciation Rights – Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding option and stock appreciation right and the exercise price-per-share of Common Stock of each such option and stock appreciation right, to the extent necessary to prevent the enlargement or dilution of rights with respect to such options and stock appreciation rights.

     (iv) Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right and restricted stock unit outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right and restricted stock unit would have received in such merger or consolidation.

     (v) Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Certain Other Transactions. In the event of (1) a dissolution or liquidation of the Company, (2) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (3) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, either:

     (A) cancel, effective immediately prior to such event, each option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee (1) to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right and (2) to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event;

     (B) (1) cause all options and stock appreciation rights, whether or not otherwise exercisable, to be fully exercisable on a date at least 10 days prior to the completion of such event, and to expire as of the completion of such event and (2) cancel, effective immediately prior to the completion of such event, each restricted stock unit outstanding immediately prior to such event (whether or not then vested), and, in full consideration of such cancellation, pay to the grantee to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event; or

     (C) if the acquiring or successor entity is publicly traded on a major securities exchange, provide for the exchange of each option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable) for an option, stock appreciation right or restricted stock unit with respect to, as appropriate, the number of shares of stock in such acquiring or successor entity which a holder of the number of shares of Common Stock subject to such award would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right or the number of shares or amount of property subject to the option, stock appreciation right or restricted stock unit or, if appropriate, provide for a cash payment to the grantee to whom such option, stock appreciation right or restricted stock unit was granted in partial consideration for the exchange of the option, stock appreciation right or restricted stock unit.

     (vi) Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Section 1.5(d)(iii), (iv) or (v) above, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to options, stock appreciation rights and restricted stock units outstanding on the date on which such change occurs and in the per-share exercise price of each such option or stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option, stock appreciation right and restricted stock unit was granted an amount in cash, (1) for each share of Common Stock subject to such option or stock appreciation right, equal to the excess of (x) the Fair Market Value of Common Stock on the date of such cancellation over (y) the exercise price of such award and (2) for each share of Common Stock subject to such restricted stock unit, equal to the Fair Market Value of a share of Common Stock on the date of such cancellation.

     (vii) No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

     1.6 Definitions of Certain Terms

          (a) The term “Cause” shall have the meaning set forth in any employment agreement between the Participant and the Company in effect as of the date the event giving rise to cause occurred. In the absence of such an employment agreement provision, “Cause” shall mean: (i) the Participant's conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) conduct of the Participant related to the Participant's employment for which either criminal or civil penalties against the Participant or the Company may be sought; (iii) material violation of the Company's policies, including, without limitation, those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; (iv) serious neglect or misconduct in the performance of the Participant's duties for the Company or willful or repeated failure or refusal to perform such duties; or (v) any material violation by the Participant of the terms of any agreement between the Participant and the Company, including, without limitation, any employment or non-competition agreement. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity. Any determination of whether a Participant's employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant's termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant's employment could have been terminated for Cause, such Participant's employment shall be deemed to have been terminated for Cause. A Participant's termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

          (b) The term “employment” shall be deemed to mean an employee’s employment with, or a consultant’s provision of services to, the Company or any Company subsidiary and each Board member’s service as a Board member.

          (c) The “Fair Market Value” of a share of Common Stock on any day shall be the last sale price on such date on the Nasdaq Stock Market, or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date, and if there is no such quotation, the Fair Market Value shall be determined in good faith by the Committee in a manner consistently applied.

          (d) The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable award certificate. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option”.

          (e) In relation to the Company, the term “subsidiary corporation” shall be defined in accordance with sections 424(f) of the Code.

          (f) A grantee shall be deemed to have “terminated employment” on (i) the date the grantee ceases to be employed by, or to provide consulting services for, the Company or any Company subsidiary, or any corporation (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which section 424(a) of the Code applies; or (ii) the date the grantee ceases to be a Board member, provided, however, that in the case of a grantee (x) who is, at the time of reference, both an employee or consultant and a Board member, or (y) who ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company or any Company subsidiary, the grantee shall be deemed to have a “termination of employment” upon the later of the dates determined pursuant to clauses (i) and (ii) of this Section 1.6(f) . For purposes of clause (i) of this Section 1.6(f), a grantee who continues his or her employment or consulting relationship with a Company subsidiary subsequent to its sale by the Company shall have a termination of employment upon the date of such sale. The Committee may in its absolute discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.

ARTICLE II
Awards Under the Plan

     2.1 Certificates Evidencing Awards

     Each award granted under the Plan shall be evidenced by a written certificate (“award certificate”) which shall contain such provisions as the Committee may in its absolute discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable award certificate.

     2.2 Terms of Stock Options and Stock Appreciation Rights

          (a) Stock Option Grants. The Committee may grant incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its absolute discretion, subject to the provisions of the Plan.

          (b) Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised for a cash payment upon the happening of a specified event that is outside the control of the grantee and that it shall not be otherwise exercisable. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with an option may be granted at or after the time of grant of such option.

          (c) Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable award certificate, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the stock appreciation right exercise price, which shall be an amount, not be less than the Fair Market Value of a share of Common Stock on the date of grant, determined by the Committee and set forth in the award certificate (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Administrator shall determine in its sole discretion. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

          (d) Option Exercise Price. Each award certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its absolute discretion; provided, however, that the option exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

          (e) Exercise Period. The exercise of an option or stock appreciation right shall be subject to the following:

     (i) Ten-Year Limit. No stock option or stock appreciation right shall be exercisable more than 10 years after the date of grant.

     (ii) Vesting. The Committee shall determine and set forth in the applicable award certificate the date or dates on which such option or stock appreciation right shall become vested, which may be based on continued employment and/or the achievement of specified performance goals.

     (iii) Beginning of Exercise Period. An option or stock appreciation right will be exercisable when it vests, and may be exercised in whole or in part.

     (iv) End of Exercise Period. Unless the applicable award certificate otherwise provides, once an installment becomes exercisable, it shall remain exercisable until the earlier of (A) the tenth anniversary of the date of grant of the award or (B) the expiration, cancellation or termination of the award.

     (v) Termination of Employment – Generally. Except as otherwise provided below in this Section 2.2(c), or in the applicable award certificate, upon a Participant’s termination of employment, the following shall apply:

     (A) Generally. If a Participant’s employment terminates for any reason other than death, disability or cause, then: (x) all options and stock appreciation rights not yet exercisable as of the date of such termination shall expire on the date of such termination and (y) all options and stock appreciation rights that are exercisable as of the date of such termination shall remain exercisable for the 90-day period following such termination of employment.

     (B) Death or Disability. If a Participant’s employment terminates due to the Participant’s death or disability, then: (x) all options and stock appreciation rights not yet exercisable as of the date of such termination shall expire on the date of such termination and (y) all options and stock appreciation rights that are exercisable as of the date of such termination shall remain exercisable until the first anniversary of the Participant’s termination of employment.

     (C) Cause. If a Participant’s employment is terminated for cause, all options and stock appreciation rights not theretofore exercised shall terminate upon the commencement of business on the date of the Participant’s termination of employment.

     (D) Restrictions on Exercise Following Death. Any exercise of an option or stock appreciation right following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee’s will specifically disposes of such option or stock appreciation right, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any option or stock appreciation right pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable award certificate which would have applied to the grantee.

     (vi) Special Rules for Incentive Stock Options. No option that remains exercisable for more than three months following a grantee’s termination of employment for any reason other than death (including death within three months after the termination of employment or within one year after a termination due to disability) or disability, or for more than one year following a grantee’s termination of employment as the result of disability, may be treated as an incentive stock option.

          (f) Incentive Stock Options: $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as non-qualified stock options.

          (g) Incentive Stock Options: 10% Owners. Notwithstanding the foregoing provisions of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer or of its parent or subsidiary (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

     2.3 Exercise of Options and Stock Appreciation Rights

     Subject to the other provisions of this Article II, each option and stock appreciation right granted under the Plan shall be exercisable as follows:

          (a) Notice of Exercise. An option shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Committee shall in its absolute discretion prescribe.

          (b) Payment of Option Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Committee, by delivery of shares of Common Stock owned by the grantee (whether acquired by option exercise or otherwise, provided that if such shares were acquired pursuant to the exercise of a stock option, they were acquired at least six months prior to the option exercise date or such other period as the Committee may from time to time determine) having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; (iii) by means of a brokered cashless exercise; or (iv) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe.

          (c) Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right, the Company or its exchange agent shall deliver to the grantee or to such other person as may then have the right to exercise the award, certificate or certificates for the shares of Common Stock for which the award has been exercised or shall establish an account evidencing ownership of such shares in uncertificated form. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company, or its exchange agent, as the case may be, to deliver the stock certificate(s) to the grantee’s stockbroker.

          (d) No Shareholder Rights. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares or the establishment of such account. Except as otherwise provided in Section 1.5(d) above, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued or such account is established.

     2.4 Compensation in Lieu of Exercise of an Option

     Upon written application of the grantee of an option, the Committee in its absolute discretion may determine to substitute, for the exercise of such option, compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such written application on the date of such application. Such compensation shall be in shares of Common Stock, and the payment thereof may be subject to conditions, all as the Committee shall determine in its absolute discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

     2.5 Transferability of Options and Stock Appreciation Rights

     Except as otherwise provided in an applicable award certificate evidencing an option or stock appreciation right, during the lifetime of a grantee, each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. Any attempt to transfer any option or stock appreciation right other than as permitted herein shall be void and immediately cancelled, and no such option or stock appreciation right shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of any person who shall be entitled to such option or stock appreciation right, nor shall any option or stock appreciation right be subject to attachment or legal process for or against such person. The Committee may, in any applicable award certificate evidencing an option (other than an incentive stock option to the extent inconsistent with the requirements of section 422 of the Code applicable to incentive stock options) or stock appreciation right, permit a grantee to transfer all or some of the options or stock appreciation rights to (A) the grantee’s spouse, children or grandchildren (“immediate family members”), (B) a trust or trusts for the exclusive benefit of such immediate family members, or (C) other parties approved by the Committee in its absolute discretion. Following any such transfer, any transferred options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, and the transferee shall be subject to all obligations under the Plan as if such person were the grantee.

     2.6 Grant of Restricted Stock

          (a) Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such key persons, in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its absolute discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of an award certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent in an amount at least equal to the par value of the shares as required by the Committee and in accordance with the applicable Delaware law.

          (b) Issuance of Stock Certificate(s). Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s) or establishment of such account, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in Sections 2.6(d) and 2.6(e) below; (ii) in the Committee’s absolute discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable award certificate.

          (c) Custody of Stock Certificate(s). Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable award certificate. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability and that any such account include electronic coding indicating such restrictions.

          (d) Nontransferability. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the Plan or the applicable award certificate. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the attainment of performance goals or other conditions or a combination of such conditions) on which the nontransferability of the restricted stock shall lapse.

          (e) Forfeiture Upon Termination of Employment. Except as may otherwise be provided by the Committee at any time prior to a grantee’s termination of employment, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested as of the date of such termination of employment. Unless the Committee determines otherwise, all dividends paid on such shares also shall be forfeited, whether by termination of any escrow arrangement under which such dividends are held, by the grantee’s repayment of dividends received directly, or otherwise.

     2.7 Grant of Unrestricted Stock

     The Committee may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts as the Committee shall determine in its absolute discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

     2.8 Right of Recapture

     If at any time after the date on which a grantee has been granted or become vested in an award pursuant to the achievement of performance goals, the Committee determines that the earlier determination as to the achievement of the performance goals was based on incorrect data and that in fact the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then (i) any award or portion of an award granted based on such incorrect determination shall be forfeited, (ii) any award or portion of an award that became vested based on such incorrect determination shall be deemed to be not vested, and (iii) any amounts paid to the grantee based on such incorrect determination shall be paid by the grantee to the Company upon notice from the Company.

     2.9 Grant of Restricted Stock Units

          (a) Restricted Stock Unit Grants. The Committee may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan. A grantee of a restricted stock unit shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine. A grant of a restricted stock unit entitles the grantee to receive a share of Common Stock or, in the sole discretion of the Committee, the value of a share, on a date specified in the award certificate. If no date is specified, the grantee shall receive such share or value on the date that the restricted stock unit vests.

          (b) Vesting/Nontransferability. The Committee shall specify at the time of grant the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the restricted stock units shall vest. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the applicable award certificate.

          (c) Consequence of Termination of Employment. Except as may otherwise be provided by the Committee in a award certificate or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all restricted stock units that have not yet vested prior to, and do not vest on account of, such termination of employment.

          (d) Shareholder Rights. The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

ARTICLE III
Miscellaneous

     3.1 Amendment of the Plan; Modification of Awards

          (a) Amendment of the Plan. The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award or that in the absolute discretion of the Board is necessary to prevent an award from being subject to tax under Section 409A of the Code shall not be considered to materially impair any rights of any grantee. The Board shall determine, in its absolute discretion, whether to submit any amendment of the Plan to stockholders for approval; in making such determination it is expected that the Board will take into account the prerequisites for favorable tax treatment to the Company and grantees of awards made under the Plan, and such other considerations as the Board deems relevant.

          (b) Modification of Awards. The Committee may cancel any award under the Plan. The Committee also may amend any outstanding award certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or vested or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the award certificate; or (iii) waive or amend any applicable provision of the Plan or award certificate with respect to the termination of the award upon termination of employment, provided however, that no such amendment may lower the exercise price of an outstanding option or stock appreciation right. However, any such cancellation or amendment (other than an amendment pursuant to Section 1.5(d)) above that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

     3.2 Consent Requirement

          (a) No Plan Action without Required Consent. If the Committee shall at any time determine that any Consent (as defined in Section 3.2(b) below) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or exercise of other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan action”), then such Plan action shall not be taken or permitted, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

          (b) Consent Defined. The term “Consent” as used herein with respect to any Plan action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan action by any governmental or other regulatory bodies.

          (c) Representations, Legend. The Committee may require as a condition to the receipt of shares of Common Stock pursuant to an award under the Plan that the grantee or any other person receiving shares pursuant to the award represent that such person is not acquiring the shares with a view to distribution thereof and to make such other securities law related representations as the Committee shall request. In addition to any legend required by the Plan, any certificate representing Common Stock acquired in respect of an award may bear such legends as the Company deems advisable to assure compliance with all applicable laws and regulations.

     3.3 Nonassignability

          (a) General. Except as expressly provided herein or by the terms of an award certificate: (a) no award or right granted to any person under the Plan or under any award certificate shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any award certificate shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

          (b) Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its affiliates and their employees, agents and representatives with respect thereto.

     3.4 Requirement of Notification of Election Under Section 83(b) of the Code

     If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

     3.5 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

     Each grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

     3.6 Withholding Taxes

          (a) With Respect to Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

          (b) With Respect to Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. In lieu of such a cash remittance by the Participant, the Committee may elect to withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

     3.7 Employment Provisions

          (a) Right of Discharge Reserved. Nothing in the Plan or in any award certificate shall confer upon any grantee the right to continue employment with the Company or any affiliated entity or affect any right which the Company or any affiliated entity may have to terminate such employment.

          (b) Confidentiality. The acceptance of an award by a grantee shall be deemed to be a covenant by the grantee that he or she will not disclose to anyone outside the Company or its affiliates, or use in any manner other than in the furtherance of the Company's or its affiliate's business, without written authorization from the Company, any confidential information or proprietary information relating to the business of the Company or its affiliates that is acquired by a grantee prior to the grantee's termination of employment.

     3.8 Nature of Payments

          (a) Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

          (b) Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

     3.9 Non-Uniform Determinations

     The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective award certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(f) above.

     3.10 Severability of Provisions

     If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

     3.11 Other Payments or Awards

     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     3.12 Headings

     Any Article, Section or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

     3.13 Effective Date and Term of Plan

          (a) Adoption; Shareholder Approval. The Plan was adopted by the Board on May 13, 2010 and approved by the Company’s shareholders on May 13, 2010. The Plan was amended and restated by the Board on February 2, 2012. The Plan subsequently was amended by the Board on April 25, 2012, subject to stockholder approval, to increase the number of shares that may be issued pursuant to grants under the Plan. All awards under the Plan with respect to such additional shares prior to such shareholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the amendment to the Plan, the amendment to the Plan and all awards thereunder shall terminate on that date.

          (b) Termination of Plan. Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan respecting the grant of any award pursuant to which shares of Common Stock will be granted shall terminate (i) with respect to the initial 2,000,000 shares authorized for issuance under the Plan, on May 13, 2020, the tenth anniversary of the date of the Plan’s adoption by the Board and (ii) with respect to the additional 2,500,000 shares subsequently authorized under the Plan, on the tenth anniversary of the date of the Board’s adoption of the amendment to the Plan authorizing the issuance of such shares. All awards made under the Plan prior to the termination of the Plan shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable award certificates.

     3.14 Restriction on Issuance of Stock Pursuant to Awards

     The Company shall not permit any shares of Common Stock to be issued pursuant to awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable, within the meaning of applicable law.

     3.15 Governing Law

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

SIGA TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2012

     The undersigned hereby appoints each of Eric A. Rose and Daniel J. Luckshire as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of SIGA Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SIGA Technologies, Inc. to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th floor, New York, New York 10036, on Wednesday, May 23, 2012, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1, AND “FOR” ON PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:  ☒

1.	Election of directors:

	☐	FOR ALL NOMINEES

	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

	☐	FOR ALL EXCEPT (See instructions below)

NOMINEES:	™	Eric A. Rose, M.D.	™	Paul G. Savas

	™	James J. Antal	™	Bruce Slovin

	™	Michael J. Bayer	™	Andrew Stern

	™	William C. Bevins	™	Frances Fragos Townsend

	™	Thomas E. Constance	™	Michael A. Weiner, M.D.

	™	Joseph W. Marshall, III

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ●

2.	To approve an amendment to the SIGA Technologies, Inc. 2010 Stock Incentive Plan (as amended and restated, effective April 25, 2012) to increase the maximum number of shares of Common Stock available for issuance from 2,000,000 shares to 4,500,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA Technologies, Inc. for the fiscal year ending December 31, 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING AND ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder:
Date:

Signature of Stockholder:
Date:

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHERE SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY-IN-FACT, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON.